UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Amphenol Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2012 ANNUAL MEETING and PROXY STATEMENT

CORPORATION

AMPHENOL CORPORATION 358 HALL AVENUE P.O. BOX 5030 WALLINGFORD, CONNECTICUT 06492-7530

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE

11:00 a.m., Wednesday, May 23, 2012

PLACE

Corporate Headquarters
Conference Center
358 Hall Avenue
Wallingford, CT 06492
(203) 265-8900

AGENDA

1.
To elect two directors as named and for terms indicated in the Proxy Statement.

2.
To ratify the appointment of Deloitte & Touche LLP as independent accountants.

3.
To conduct an advisory vote on compensation of named executive officers.

4.
To ratify and approve proposed amendments to the Restated Certificate of Incorporation and Bylaws to declassify the Board.

5.
To ratify and approve proposed amendments to the Restated Certificate of Incorporation and Bylaws to eliminate supermajority voting.

6.
To ratify and approve the 2012 Restricted Stock Plan for Directors of Amphenol Corporation.

7.
To transact such other business, including action on one stockholder proposal, as may properly come before the meeting and any postponements or adjournments thereof.

By Order of the Board of Directors
Edward C. Wetmore
Secretary

April 30, 2012

—IMPORTANT—
PLEASE COMPLETE, DATE, SIGN AND RETURN
THE ACCOMPANYING PROXY WHETHER OR
NOT YOU PLAN TO ATTEND THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 23, 2012: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2011 are available at www.edocumentview.com/APH.

i

2012 Proxy Summary

        This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	11:00 a.m. Eastern Daylight Time, May 23, 2012
• Place	Corporate Headquarters Conference Center 358 Hall Avenue Wallingford, CT 06492
• Record Date	March 26, 2012
• Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and for each of the other proposals to be voted on.

Meeting Agenda and Voting Matters

		Board Vote Recommendation	Page References (for more detail)
Election of Two Directors		FOR EACH DIRECTOR NOMINEE	6-17
Other Management Proposals
•	Ratification of Deloitte & Touche LLP as auditor for 2012	FOR	20-22
•	Advisory resolution to approve executive compensation	FOR	23-51
•	Approve actions to declassify the Board	FOR	52
•	Approve actions to eliminate supermajority voting	FOR	53
•	Approve 2012 Restricted Stock Plan for Directors	FOR	54-56
Stockholder Proposals
•	To adopt steps for simple majority vote	AGAINST	59
Transact other business that properly comes before the meeting.

Board Nominees

Committee Memberships
	Director Tenure	Principal Occupation	Experience/ Qualifications							Other Public Company Boards
Name				Independent	AC	CC	EC	NCGC	PC
Edward G. Jepsen	1989-1997;	Chief Executive Officer	- Leadership	Y	C,F	X			X	ITC Holdings Corp.
	Since 2005	Coburn Technologies, Inc.	- Finance
- Industry
John R. Lord	Since 2004	Former CEO and	- Leadership	Y		C	X	X
		Chairman of	- Global
		Carrier Corporation	- Operations

AC
Audit Committee

C
Chair

CC
Compensation Committee

EC
Executive Committee

F
Financial Expert

NCGC
Nominating/Corporate Governance Committee

PC
Pension Committee

Attendance	In 2011, each of the Company's director nominees attended 100% of the Board and Committee meetings on which he sits.
Director Elections	Each director nominee is elected by a majority of votes cast.

Governance

        The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board can be accessed via the Company's website at www.amphenol.com by clicking on "Investors", then "Governance", then the desired Principles, Code or Charter. Printed copies will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

Executive Compensation

        At the 2011 annual meeting of stockholders, the Company's stockholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for that meeting. The Company's stockholders overwhelmingly approved the proposal with more than 97% of the votes cast in favor of the proposal. These programs and policies remain intact, as described in detail beginning on page 23. The Company's core management compensation programs include base salary, an annual performance based incentive plan payment opportunity, annual stock option awards (with 20% vesting each year over a five year period, except that vesting may be accelerated in cases of death, disability, retirement or a change in control), insurance benefits and retirement benefits.

        Compensation packages for the named executive officers emphasize at-risk, performance-based elements. Fixed compensation elements, such as base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment. However, it is intended that a larger part of the named executive officers' compensation be geared to reward performance that generates stockholder value.

        For the Company's Chief Executive Officer, fixed compensation elements such as salary, change in pension value and "all other compensation" comprised approximately 17% of his total 2011 compensation.

His at-risk compensation linked to increasing stockholder value comprised approximately 83% of his total 2011 compensation. These at-risk elements include stock options granted at market price which only increase in value if the Company's share price increases after the grant date (the value ascribed to the options for purposes of calculating percentages in this paragraph is the grant date fair value calculated in accordance with ASC Topic 718, as further described in footnote (1) to the Summary Compensation Table on page 35). The other at-risk compensation is incentive plan compensation which historically has required year-over-year operating income growth before any amount is paid in addition to other considerations designed to motivate the Chief Executive Officer to generate stockholder value, and rewards the Chief Executive Officer when Company revenues and operating income grow. For the Company's named executive officers as a group, fixed compensation elements comprised approximately 29% of total 2011 compensation while at-risk compensation comprised approximately 71% of total 2011 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary, change in pension value and "all other compensation", while the at-risk items include stock options and incentive plan compensation linked to goals that encourage growth in revenues and operating income.

        The Board believes this compensation system is a valuable tool contributing to the Company's success.

2011 Performance Highlights

        In 2011, Company revenue, adjusted operating income and adjusted diluted EPS increased by 11%, 8% and 13%, respectively, over 2010 levels while the Company was able to achieve adjusted operating margins of 19.2% despite significant and pervasive inflationary pressures on costs (adjustments to GAAP financial measures are explained in more detail on page 29).

Other Company Proposals

        1.    Ratification of appointment of Deloitte & Touche as independent accountants.    As a matter of good governance, the Board is asking stockholders to ratify the selection of Deloitte & Touché LLP as the Company's independent accountants for 2012.

        2.    Advisory vote to approve compensation of named executive officers.    The Board is asking stockholders to approve on an advisory basis the compensation of the Company's named executive officers. The Board recommends a FOR vote because it believes the compensation policies and practices of the Company, as described in the Compensation Discussion and Analysis beginning on page 23, are effective in helping to achieve the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interest with those of the stockholders and motivating the executives to remain with the Company for long and productive careers.

        3.    Approval to declassify the Board.    The Company currently has three classes of directors, with each class elected every three years. The Board has considered its current classified board structure and has proposed to eliminate it. The proposed amendments to the Certificate of Incorporation would eliminate the classification of the Board over a two-year period and provide for the annual election of all directors beginning at the 2014 annual meeting of stockholders. The Board recommends a vote FOR declassifying the Board.

        4.    Approval to eliminate supermajority voting.    In connection with its desire to declassify the Board, the Board has carefully considered what it believes to be the optimal approach to the simultaneous declassification of the Board and the elimination of the supermajority voting provisions contained in the Company's Certificate of Incorporation and the Bylaws. Because the existing supermajority voting provisions serve primarily to protect the classified Board, provisions previously adopted by the stockholders, the Board believes the implementation of the elimination of supermajority voting provisions should be contingent upon stockholder approval of the declassification of the Board in order to best reflect

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the stockholders' will. Accordingly, under the Company's proposals, the elimination of supermajority voting proposal will be adopted only if the board declassification proposal is adopted. If the declassification proposal is adopted, the Board recommends that the Certificate of Incorporation and Bylaws be amended to eliminate supermajority provisions and adopt a majority standard. The Board recommends a vote FOR eliminating supermajority voting.

        5.    Approval of the 2012 Restricted Stock Plan for Directors of Amphenol Corporation.    The Board is asking the stockholders to approve this plan. A portion of each non-employee Directors' compensation is currently stock options. The Company believes that offering restricted shares to non-employee directors, instead of stock options, is a good governance practice which contributes to director independence. Enabling share ownership by directors further aligns their financial interests consistent with their oversight role for the Company. The Board recommends a vote FOR ratification and approval of the 2012 Restricted Stock Plan for Directors.

Other Proposals

        For a description of other proposals and the Board's recommendations, please see the proxy statement.

2013 Annual Meeting

Deadline for stockholder proposals to be included in the Proxy Statement for the 2013 Annual Meeting of Stockholders.	December 31, 2012

PROXY STATEMENT

        This Proxy Statement (first mailed to stockholders on or about April 30, 2012) is furnished to the holders of the Class A Common Stock, par value $.001 per share ("Common Stock"), of Amphenol Corporation (the "Company" or "Amphenol") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held in the Conference Center at the Company's Corporate Headquarters at 358 Hall Avenue, Wallingford, Connecticut 06492-7530 (telephone (203) 265-8900) at 11:00 a.m. on Wednesday, May 23, 2012 (the "Annual Meeting").

RECORD DATE

        The Board of Directors of the Company (the "Board") has fixed the close of business on March 26, 2012 as the Record Date for the 2012 Annual Meeting (the "Record Date"). Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, in person or by proxy. At the Record Date, there were 162,379,423 shares of Common Stock outstanding.

PROXIES

        The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting and any postponements or adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held at the Record Date. The holders in person or by proxy of a majority of the shares of Common Stock entitled to be voted at the Annual Meeting shall constitute a quorum.

        Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same upon receipt by the Company, prior to the time the proxy is voted, of a duly executed instrument revoking it, or of a duly executed proxy bearing a later date, or in the case of death or incapacity of the person(s) executing the same, of written notice thereof, or by such person(s) voting in person at the Annual Meeting. Unless revoked, all proxies representing shares of Common Stock entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted in accordance with the recommendations of the Board. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by the Board (who are named in your proxy card if you are a registered stockholder) will have the discretion to vote on those matters for you in accordance with their best judgment.

        The advisory vote on compensation of the named executive officers is non-binding. However, the Board values the opinions of stockholders, and therefore will consider the choice receiving the greatest number of votes as the preference of the stockholders. The Board will consider the outcome of the vote when making future decisions on the compensation of the Company's named executive officers and executive compensation principles, policies and procedures. An affirmative vote of the holders of at least eighty percent in voting power of all shares of Common Stock is required for approval of Proposal 4 relating to declassifying the Board. Approval by the stockholders of Proposal 4 and an affirmative vote of the holders of at least eighty percent in voting power of all shares of Common Stock is required for approval of Proposal 5 relating to eliminating supermajority voting. An affirmative vote of a majority of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, is required for approval of all other items submitted to stockholders for their consideration. Your broker is no longer permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except on ratification of Deloitte & Touche LLP as auditors for 2012. Therefore, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting to ensure that your vote is counted for most matters.

        The inspectors of election appointed for the Annual Meeting with the assistance of the Company's transfer agent, Computershare Trust Company, N.A., will tabulate the votes. Broker non-votes will be treated as votes cast for purposes of a quorum, but will not be counted as either voting for or against any proposal. Abstentions will be included in tabulations of the votes cast on proposals presented in the same manner as votes cast against such proposals.

        The Company pays the cost of preparing, printing, assembling and mailing this proxy soliciting material. The Company has engaged the firm of Georgeson Inc. to assist in the distribution of this Notice of 2012 Annual Meeting and Proxy Statement and will pay Georgeson its out of pocket expenses for such services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Georgeson Inc. has also been retained to assist in soliciting proxies for a fee not expected to exceed $13,000, plus distribution costs and other costs and expenses. Proxies may also be solicited from some stockholders personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed in the following table are those stockholders known to Amphenol to be the beneficial owners of more than five percent of the Company's Common Stock as of December 31, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	15,707,101	(1)	9.48%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	11,966,113	(2)	7.22%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286	10,118,947	(3)	6.11%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	9,099,438	(4)	5.49%

(1)
The Schedule 13G filed by such beneficial owner on February 14, 2012 for the year ended December 31, 2011 indicates that it has (i) sole voting power over 453,251 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 15,707,101 shares and (iv) shared dispositive power over 0 shares.

(2)
The Schedule 13G filed by such beneficial owner on February 14, 2012 for the year ended December 31, 2011 indicates that it has (i) sole voting power over 11,962,413 shares, (ii) shared voting power over 3,700 shares, (iii) sole dispositive power over 11,962,413 shares and (iv) shared dispositive power over 3,700 shares.

(3)
The Schedule 13G filed by such beneficial owner on January 27, 2012 for the year ended December 31, 2011 indicates that it has (i) sole voting power over 8,100,994 shares, (ii) shared voting power over 2,707 shares, (iii) sole dispositive power over 9,745,798 shares and (iv) shared dispositive power over 6,587 shares.

(4)
The Schedule 13G filed by such beneficial owner on February 8, 2012 for the year ended December 31, 2011 indicates that it has (i) sole voting power over 234,932 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 8,864,506 shares and (iv) shared dispositive power over 234,932 shares.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of March 28, 2012 by each director, the named executive officers (listed in the Summary Compensation Table on page 35) and by all executive officers and directors of the Company as a group. Except as otherwise noted, the individuals listed in the table below have the sole power to vote or transfer the shares reflected in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Gary A. Anderson	316,400	(1)	*
Ronald P. Badie	67,999	(2)(3)	*
Stanley L. Clark	79,999	(2)(3)	*
Edward G. Jepsen	139,999	(2)(3)	*
Andrew E. Lietz	34,149	(2)(3)	*
Martin H. Loeffler	1,317,233	(2)(4)	*
John R. Lord	77,999	(2)(3)	*
R. Adam Norwitt	919,896	(1)	*
Zachary W. Raley	220,000	(1)	*
Diana G. Reardon	516,800	(1)	*
Dean H. Secord	71,507	(2)(3)	*
Luc Walter	296,764	(1)	*
All executive officers and directors of the Company as a group (16 persons)	4,712,737		2.90%

*
Less than one percent.

(1)
The share ownership amounts in this table include 896 shares and 4,364 shares which are currently owned by Messrs. Norwitt and Walter, respectively, as well as 919,000, 516,800, 316,400, 220,000 and 292,400 shares, respectively, which are not presently owned by Mr. Norwitt, Ms. Reardon, Messrs. Anderson, Raley and Walter but which would be issuable upon the exercise of stock options pursuant to the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries which are currently exercisable or are exercisable within 60 days of March 28, 2012.

(2)
The share ownership amounts in this table include 4,000, 16,000, 100,000, 24,149, 153,900, 14,000 and 7,508 shares which are currently owned directly by Messrs. Badie, Clark, Jepsen, Lietz, Loeffler, Lord and Secord, respectively. The 100,000 shares of Common Stock owned by Mr. Jepsen reflected in this table have been pledged as security. Pursuant to the pledge arrangement, Mr. Jepsen has the power to vote or direct the voting of the shares and he has the power to dispose or direct the disposition of the shares. The share ownership amount for Mr. Secord includes 1,000 shares of Common Stock owned directly by his spouse. The table also includes 63,999, 63,999, 39,999, 10,000, 63,999 and 63,999 shares which are not presently owned by Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord, respectively, but which would be issuable upon the exercise of stock options pursuant to the Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (the "Directors' Stock Option Plan") which are currently exercisable or are exercisable within 60 days of March 28, 2012.

(3)
The share ownership amounts for Messrs. Badie, Clark and Lietz reflected in this table do not include any shares of the Company's Common Stock which may be issued pursuant to the Amphenol Corporation Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan") described under the caption "Non-employee Director Compensation for the 2011 Fiscal Year" beginning on page 15. Mr. Lietz was appointed to the Board on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2012, including credit for dividends, is 20,125 unit shares. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2012, including credit for dividends, is 9,380 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2012, including credit for dividends, is 8,247 unit shares. Mr. Lord was appointed to the Board on March 10, 2004 and he has elected not to defer fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. Mr. Loeffler was appointed to the Board on December 1, 1987 and he has elected not to defer his fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. Mr. Jepsen was appointed to the Board on January 5, 2005 and he has elected not to defer his fees pursuant to the Directors' Deferred Compensation Plan. He receives his fees in cash. Mr. Secord was appointed to the Board on March 28, 2002 and he participated in the Directors' Deferred Compensation program through the fourth quarter 2008. Since that time, Mr. Secord has elected to receive his fees in cash in lieu of shares. In December 2010, Mr. Secord converted all unit shares to Common Stock leaving a zero balance in his Directors' Deferred Compensation account. Commencing with the fourth quarter 2009, Messrs. Badie, Clark and Lietz elected to receive their quarterly director's fees in cash in lieu of shares. As long as the election to receive quarterly director's fees in cash in lieu of shares continues, the cumulative balance in each of Messrs. Badie, Clark and Lietz's Director's Deferred Compensation account will only increase by the number of shares credited for dividends.

(4)
The table also includes 1,163,333 shares which are not presently owned by Mr. Loeffler, but which would be issuable upon the exercise of stock options which are currently exercisable or are exercisable within 60 days of March 28, 2012. Of these 1,163,333 shares, 1,160,000 would be issuable upon the exercise of stock options granted pursuant to the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and 3,333 shares would be issuable upon the exercise of stock options granted pursuant to the Director's Stock Option Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and any persons who own more than 10% of the Common Stock, file reports of initial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission ("SEC") and furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company seeks to assist its directors and officers by monitoring transactions and completing and filing reports on their behalf.

        Based solely upon a review of the filings with the SEC and written representations from directors and executive officers that no other reports were required, the Company believes that during fiscal year 2011 all executive officers and directors of the Company filed all required reports on a timely basis.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Amended and Restated Certificate of Incorporation and the By-Laws of the Company, taken together, provide for a Board consisting of not less than three or more than 15 directors. Currently, the number of directors of the Company is eight. Historically, directors have been elected for terms of three years, with approximately one-third of the directors subject to election each year. Two directors have terms expiring at the Annual Meeting. Accordingly, action will be taken at the Annual Meeting for the reelection of Edward G. Jepsen and John R. Lord. As described in more detail under Proposal 4 on page 52 of this Proxy Statement, the Board is recommending to the stockholders that actions be taken such that the Board be declassified. The term of office to which Mr. Jepsen and Mr. Lord will be elected to depends on the outcome of the stockholder's vote on Proposal 4.

  If Proposal 4 is approved by the stockholders and if re-elected by the stockholders, Messrs. Jepsen and Lord will hold office until the 2013 Annual Meeting and until their respective successors are elected and qualified or until such director's earlier resignation or removal; or

  If Proposal 4 is not approved by the stockholders and if re-elected by the stockholders, Messrs. Jepsen and Lord will hold office until the 2015 Annual Meeting and until their respective successors are elected and qualified or until such director's earlier resignation or removal.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Messrs. Jepsen and Lord except in cases of proxies bearing contrary instructions. In the event that any of these nominees should become unavailable for election for any presently unforeseen reason, the persons named in the proxy will have the right to use his/her discretion to vote for a substitute.

        Certain information regarding all directors, including individual experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on the Board is set forth below. The Company's goal is to assemble a Board that works together and with management to deliver long term stockholder value. The Company believes that the nominees and directors set forth below, each of whom is currently a director of the Company, possess the skills and experience necessary to guide the Company in the best interests of its stockholders. The Company's current Board consists of individuals with proven records of success in their chosen professions and with the Company. They all have high integrity and keen intellect. They are collegial yet independent in their thinking, and have demonstrated the willingness to make the time commitment necessary to be informed about the interconnect industry and the Company, including its customers, suppliers, competitors, stockholders and management. Members of the Board also have extensive experience in the management of public companies, risk assessment, accounting and finance and global business practices and operations.

        The following information details offices held and other business directorships during the past five years, as well as the classes and terms of all continuing directors and the proposed nominee directors. Beneficial ownership of equity securities of the continuing directors and the proposed nominee directors is shown under the caption "Security Ownership of Management" on page 4.

 PROPOSED NOMINEE DIRECTORS FOR ELECTION IN 2012

Edward G. Jepsen

Mr. Jepsen, age 68, has been a Director since January 2005. Mr. Jepsen has been Chief Executive Officer of Coburn Technologies, Inc., a manufacturer of lens processing systems and equipment for the ophthalmic industry, since December 2010. Mr. Jepsen was employed as a non-executive Advisor to the Company from January 2005 through his retirement in December 2006. He was executive vice president and chief financial officer of the Company from 1989 through 2004. Mr. Jepsen also served as a Director of the Company from 1989 through 1997. During his time as chief financial officer of the Company, Mr. Jepsen gained a deep familiarity with the operations, markets, technologies and other business matters of the Company, and in particular a comprehensive understanding of the Company related to accounting, auditing and controls. In addition, Mr. Jepsen brings to the Board significant experience in public accounting and auditing acquired as a partner at PricewaterhouseCoopers LLP prior to joining the Company. Mr. Jepsen is Chairman of the Audit Committee and is a member of the Compensation Committee and Pension Committee of the Company. Mr. Jepsen also currently serves as a director and member of the audit and finance committee and nominating/corporate governance committee of ITC Holdings Corp. In the past five years, but not currently, Mr. Jepsen served as a director and chairman of the audit and finance committee and member of the compensation committee of Gerber Scientific, Inc. and as a director of TRC Company, Inc.

John R. Lord

Mr. Lord, age 68, has been a Director since March 2004. Mr. Lord served as the non-executive chairman of Carrier Corporation from 2000 through 2006. Mr. Lord was president and chief executive officer of Carrier Corporation, a division of United Technologies Corporation, from 1995 until his retirement in 2000. Mr. Lord served in a variety of other executive and general management roles at United Technologies between 1975 and 1995. During his more than 25 year career at United Technologies, Mr. Lord gained significant manufacturing, general management, and global management experience, including spending three years based in Asia, one of the Company's most important regions. He was also very involved in personnel development at United Technologies, providing him with insight into management development and compensation issues which is of great value to the Company. He is Chairman of the Compensation Committee and is a member of the Executive Committee and of the Nominating/Corporate Governance Committee of the Company. In the past five years, but not currently, Mr. Lord served as a director and member of the audit and finance committee and chairman of the compensation committee of Gerber Scientific, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
PROPOSED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2013

Stanley L. Clark	Mr. Clark, age 68, has been a Director since January 2005. Mr. Clark has been Chief Executive Officer and Trustee of Goodrich, LLC since 2001, a role which provides him excellent insight into a broad range of markets and investment perspectives as well as financial analysis, which are of particular value in his roles as Chairman of the Pension Committee and a member of the Audit Committee. He gained significant experience in general management of a complex manufacturing organization as chief executive officer of Simplex Time Recorder Company from 1998 to 2001 and director from 1996 to 2001, chief operating officer from 1996 to 1998 and group vice president from 1994 to 1996. Prior to working at Simplex Time Recorder Company, he held various positions with Raytheon Company over a period of 17 years, including service as the corporate group vice president for the commercial electronics group and as a director of New Japan Radio Company, a joint venture between Raytheon Company and Japan Radio. Mr. Clark also served four years in the United States Navy. He brings to the Board international experience as well as an understanding of the defense industry, an important market for the Company. Mr. Clark is Chairman of the Pension Committee and is a member of the Audit Committee and the Nominating/Corporate Governance Committee of the Company. He has not served on the board of directors of any other public company during the last five years.
Andrew E. Lietz

Mr. Lietz, age 73, has been a Director since January 2001. Mr. Lietz was managing director of Rye Capital Management,  LLC where he managed a portfolio of investments, gaining insight into a wide variety of industries from 2000 until his retirement in 2009. He was president and chief executive officer of Hadco Corporation from 1995 until 2000. During his tenure at Hadco, Mr. Lietz managed a global technology manufacturing business, providing him with a deep understanding of products, technology, markets and international dynamics. He is Chairman of the Nominating/Corporate Governance Committee and is a member of both the Executive Committee and the Compensation Committee of the Company. In addition, he serves as Presiding Director of the Company. Mr. Lietz currently serves as a director of DDi Corp. and Safeguard Scientifics, Inc. In the past five years, but not currently, Mr. Lietz served as a director of Omtool, Ltd. He also served on the Board of Trustees of the University System of New Hampshire from 2001 to 2008.

Martin H. Loeffler

Mr. Loeffler, age 67, has been a Director since December 1987 and Chairman of the Board since May 1997. He had been an employee of the Company for 37 years when he retired on December 31, 2010. He was executive chairman of the Company from 2009 to 2010, chief executive officer of the Company from 1996 to 2008 and president of the Company from 1987 to 2007. Prior to assuming the position of president, he oversaw the Company's international operations, and prior to that served in general management and operations roles in several European countries. He has a technology background with a PhD in physics and experience as a researcher in the field of semiconductors. His leadership, market knowledge, technology background, international and other business experience is of tremendous value to the Company in his role on the Board. Mr. Loeffler has not served on the board of directors of any other public company during the last five years.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2014

Ronald P. Badie

Mr. Badie, age 69, has been a Director since July 2004. Mr. Badie retired from Deutsche Bank Alex Brown (now Deutsche Bank Securities) in 2002, at which time he was vice chairman. He also held several executive positions with its predecessor, Bankers Trust Company. From 2004 to the present, he has acted as a senior advisor to Hadley Partners, a firm providing M&A advisory, private placement and financial advisory services. Mr. Badie's extensive experience in the investment banking industry is extremely valuable to the Company, in particular with respect to his insight into merger & acquisition and capital markets related matters. He is Chairman of the Executive Committee and is a member of the Audit Committee and the Pension Committee of the Company. Mr. Badie currently serves as director and chairman of the compensation committee and member of the audit committee of Nautilus, Inc. and as a director, chairman of the nominating/corporate governance committee and a member of the compensation and audit committees of Obagi Medical Products, Inc. In the past five years, but not currently, Mr. Badie served as lead independent director and as member of the audit committee of Merisel, Inc. and as a director of Global Motorsport Group, Inc.

R. Adam Norwitt

Mr. Norwitt, age 42, has been a Director since January 2009, and an employee of the Company for approximately 13 years. He has been President since 2007 and Chief Executive Officer since 2009. Mr. Norwitt was Chief Operating Officer of the Company from 2007 through 2008. He was Senior Vice President and Group General Manager, Worldwide RF and Microwave Products division of the Company during 2006 and Vice President and Group General Manager, Worldwide RF and Microwave Products division of the Company from 2004 until 2006. Prior thereto, Mr. Norwitt served as group general manager, general manager and business development manager with various groups in the Company, including approximately five years resident in Asia. Mr. Norwitt has a juris doctor degree and trained as a corporate lawyer prior to joining the Company. He also has an MBA degree. He has studied in the United States, Taiwan, Beijing and France. His vision, leadership, market knowledge, merger & acquisition experience, international exposure and other business experience are of significant value to the Company. Mr. Norwitt has not served on the board of directors of any other public company during the last five years.

Dean H. Secord

Mr. Secord, age 76, has been a Director since March 2002. Mr. Secord is currently actively employed as an independent business consultant, primarily to the insurance industry, where he gains exposure to a broad range of global business, risk management and internal control issues. Mr. Secord brings to the Board tremendous depth of knowledge of public accounting, in addition to exposure to a diverse array of companies and accounting issues, achieved as an international audit partner of PricewaterhouseCoopers LLP prior to his retirement in 2001. Mr. Secord served as Chairman of the Audit Committee of the Company from 2003 to 2010. He continues as a member of the Audit Committee. In January 2010 Mr. Secord resigned as a member of the Compensation Committee and the Nominating/Corporate Governance Committee of the Company. Mr. Secord has not served on the board of directors of any other public company during the last five years.

THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD

Governance Principles

        Amphenol Corporation's Corporate Governance Principles meet or exceed the Listing Standards of the New York Stock Exchange (the "NYSE Listing Standards"), including guidelines for determining director independence and reporting concerns to non-employee directors and the Audit Committee of the Board. The Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board are reviewed at least annually and revised as warranted. Amphenol Corporation's Code of Business Conduct and Ethics applies to all employees, directors and officers of the Company and its subsidiaries. The Principles, Code and Charters can be accessed via the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" then the desired Principles, Code or Charter. Printed copies of the Company's most current Governance Principles, the Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

Director Independence

        The Board has adopted the definition of "independent director" set forth in the NYSE Listing Standards to assist it in making determinations of independence. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has confirmed that all of the directors are independent of the Company and its management with the exception of Messrs. Loeffler and Norwitt each of whom is considered an inside director because of his current or recent employment with the Company. Mr. Loeffler retired from the Company in December 2010 and pursuant to the NYSE Listing Standards and the Company's Governance Principles, his independence as a director cannot be considered before January 2014.

Leadership Structure

        Mr. Loeffler is Chairman of the Board and Mr. Lietz is the Board's Presiding Director. As Presiding Director, Mr. Lietz has the authority to call, schedule and chair executive sessions of the independent directors. After each executive session the Presiding Director communicates with the Chairman of the Board and/or the Chief Executive Officer, to provide feedback and to effectuate the decisions and recommendations of the independent directors.

        The Board of Directors has determined that at the present time, its current leadership structure, including an independent Presiding Director, a Chairman of the Board who was an employee of the Company for 37 years and a Chief Executive Officer who is an inside director, is appropriate and allows the Board to fulfill its duties effectively and efficiently based on the Company's current needs. The independent Presiding Director provides a means for the Board to operate independently of management, as necessary or desirable. This structure also allows the Board to draw upon the skills and 37 years of Company experience of a Chairman who continues to provide strategic oversight and broad direction, while permitting the Chief Executive Officer to manage the ongoing business operations and finances of the Company, including an array of strategic, short-term and long-term initiatives. Historically, the Company's Board of Directors was comprised of an independent Presiding Director and a Chief Executive Officer who also served as Chairman of the Board.

 Board of Directors Summary Information

        The Board currently consists of eight directors. The following table sets forth basic information about the Board.

			Committee Memberships
Name	Director Since	Independent	Audit Committee	Compensation Committee	Executive Committee	Nominating/ Corporate Governance Committee	Pension Committee	Current Service on Other Public Company Boards

Martin H. Loeffler (Chairman)	1987

Andrew E. Lietz (Presiding Director)	2001	X		X	X	Chair		DDi Corp. Safeguard Scientifics Inc.

Ronald P. Badie	2004	X	X		Chair		X	Nautilus, Inc. Obagi Medical Products, Inc.

Stanley L. Clark	2005	X	X			X	Chair

Edward G. Jepsen	2005 (1)	X	Chair Fin. Expert*	X			X	ITC Holdings Corp.

John R. Lord	2004	X		Chair	X	X

R. Adam Norwitt	2009

Dean H. Secord	2002	X	X Fin. Expert*

*
Financial Expert

(1)
Mr. Jepsen also served as a director of the Company from 1989 to 1997.

Committees

        The Board has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Pension Committee and the Nominating/Corporate Governance Committee. The Board has determined that all the members of all of its committees are independent and satisfy the relevant SEC and the New York Stock Exchange independence requirements for the members of such Committees

        Audit Committee.    The Audit Committee's principal oversight duties include (1) review reports on the evaluation of the Company's internal controls for financial reporting and the Company's annual audited and quarterly unaudited financial statements and related disclosures therein under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (2) review the Company's earnings releases; (3) the selection of independent auditors and the approval of all audit engagement fees and terms; (4) review the qualifications, performance and independence of the Company's independent auditors; (5) review and approve the scope of the annual audit of the Company's financial statements; (6) review the Company's internal system of audit and financial controls, the results of internal audits and the procedures for maintaining internal controls; (7) review the quality and integrity of the Company's financial reporting process and the selection of the Company's accounting principles; (8) review critical accounting principles and practices and applicable legal and regulatory matters and their effect on the financial statements of the Company; (9) review significant audit issues identified by the Company's internal audit function or the Company's independent auditors and the Company's responses thereto; (10) review accounting adjustments noted or proposed by the Company's independent auditors, reports on the Company's internal controls, and material written communications with the independent auditors; (11) review and discuss the Company's guidelines and policies for risk assessment and management;

(12) establish hiring policies for employees of the Company's independent auditors; and (13) establish, monitor and maintain procedures for the receipt, retention and treatment of complaints. See also "Report of the Audit Committee" on page 20. The members of the Audit Committee are Ronald P. Badie, Stanley L. Clark, Edward G. Jepsen (Chairman) and Dean H. Secord each of whom is an independent director as defined under the NYSE Listing Standards. The Board of Directors has determined that each of the four current members of the Committee are independent, financially literate and that Messrs. Jepsen and Secord have been determined to be audit committee financial experts as defined by the applicable rules of the SEC and the NYSE Listing Standards.

        Compensation Committee.    The Compensation Committee establishes the principles related to the compensation programs of the Company. It approves compensation guidelines, reviews the role and performance of executive officers and key management employees of the Company and its subsidiaries, approves the base compensation, incentive plan target and award and the allocation of stock option awards, if any, for the Chief Executive Officer and reviews and approves the recommendations of the Chief Executive Officer for base compensation and adjustments in base compensation, incentive plan targets and allocations and stock option awards, if any, for the other executive officers and key management employees of the Company and its subsidiaries. See also the "Compensation Discussion and Analysis" on page 23 and the "Compensation Committee Report" on page 34. The members of the Compensation Committee are Edward G. Jepsen, Andrew E. Lietz and John R. Lord (Chairman).

        Executive Committee.    The Executive Committee is empowered to exercise the powers and authority of the full Board in the management of the business and affairs of the Company, subject at all times to the supervision and control of the full Board. The Board has granted the Executive Committee the broadest authority permitted by the General Corporation Law of the State of Delaware. The Executive Committee meets as necessary and all actions of the Committee are presented for ratification and approval of the full Board, as necessary and appropriate, at the next regular scheduled quarterly meeting of the Board. The members of the Executive Committee are Ronald P. Badie (Chairman), Andrew E. Lietz and John R. Lord.

        Pension Committee.    The Pension Committee administers the Company's pension plan and consults with the Chief Financial Officer and the Treasurer of the Company at least annually and with the actuarial consultants and other advisors and the trustee and investment managers of the assets of the Company's pension plans as it deems necessary and appropriate. The Pension Committee reviews the liabilities, assets and investments of the Company's pension plan either as a Committee or as part of a full Board meeting at least semi-annually. The members of the Pension Committee are Ronald P. Badie, Stanley L. Clark (Chairman) and Edward G. Jepsen.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee's principal duties include (1) assisting the Board in identifying appropriate individuals qualified to serve as directors of the Company and evaluating the qualifications of such individuals; (2) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders; (3) developing and recommending to the Board a set of corporate governance guidelines applicable to the Company; and (4) overseeing and discussing, as necessary and appropriate, a plan for the continuity and development of senior management of the Company. The Nominating/Corporate Governance Committee also oversees the annual evaluation of and the compensation of the Board. As part of its responsibilities relating to the recruitment of new qualified directors, the Nominating/Corporate Governance Committee also reviews and makes recommendations to the Company and to the full Board regarding director compensation from time to time. The members of the Nominating/Corporate Governance Committee are Stanley L. Clark, Andrew E. Lietz (Chairman) and John R. Lord.

        The Nominating/Corporate Governance Committee will consider candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder may recommend any person for consideration as a nominee for director by writing to the

Nominating/Corporate Governance Committee of the Board of Directors, c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. Recommendations must be received by January 31, 2013 to be considered for the 2013 Annual Meeting of Stockholders, and must comply with the requirements in the Company's by-laws. Recommendations must include the name and address of the stockholder making the recommendation, a representation that the stockholder is a holder of record of Common Stock, biographical information about the individual recommended and any other information the stockholder believes would be helpful to the Nominating/Corporate Governance Committee in evaluating the individual being recommended by the stockholder.

        Once the Nominating/Corporate Governance Committee has identified a candidate, the Committee will evaluate the candidate based upon the following principles:

  •
  character, judgment, personal and professional ethics, integrity and values;

  •
  business, financial and/or other applicable experience;

  •
  familiarity with national and international issues affecting the Company's business;

  •
  depth of experience, skills and knowledge complementary to the Board and the Company's business; and

  •
  willingness to devote sufficient time to carry out the duties and responsibilities of a director of the Company effectively.

        The Board believes that an important component of the Board is diversity including educational and business background, skills, experience, expertise, gender, race and culture. The full Board meets at least annually with the Nominating/Corporate Governance Committee to review and discuss the Nominating/Corporate Governance Committee's self-evaluation including its performance as measured against the Charter of the Nominating/Corporate Governance Committee and the continuing effectiveness of its Charter as well as the corporate governance guidelines that it is responsible for developing and recommending to the Board.

        The Nominating/Corporate Governance Committee will also consider such other relevant factors as it deems appropriate. The Committee will make a recommendation to the full Board as to any persons it believes should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Committee. The process for considering candidates recommended by a stockholder for Board membership will be no different than the process for candidates recommended by members of the Nominating/Corporate Governance Committee, other members of the Board or management.

Meetings of the Board and Committees

        During 2011 there were five formal meetings of the Board and five actions taken by unanimous written consent of the Board, six formal meetings and one action by unanimous written consent of the Audit Committee, two formal meetings and five actions by unanimous written consent of the Compensation Committee and one formal meeting and one action by unanimous written consent of the Pension Committee. The Executive Committee met informally from time to time in person and via telephone conference calls to discuss several potential capital markets and acquisition transactions and acted on three matters, including a number of general administrative matters, by unanimous written consent. The Nominating/Corporate Governance Committee had two formal meetings and one action by unanimous written consent. Its individual members also met informally in person and via telephone conference calls from time to time to discuss, among other things, additions to and potential vacancies on the Board and/or Committees of the Board, nominee directors for election, declassification of the Board, changes to Board compensation, various officer appointments and succession planning. Actions taken by unanimous written consent by the Board or by a Committee of the Board are typically preceded by telephone calls during which the subject matter of the proposed consent are reviewed and discussed. All directors participated in all meetings of the Board and the Committees on which they served in 2011. Directors also attended meetings as invited guests of Committees on which they did not serve. This included quarterly meetings of the Audit Committee during which quarterly results were discussed and quarterly press releases reporting operating results were reviewed and approved.

        Non-management directors of the Company meet in executive sessions as necessary and following the conclusion of each Board Meeting and each Committee Meeting. Such private meetings are presided over by the Presiding Director or by the Chairman of the Committee or by the director who requests the opportunity to meet in executive session.

Risk Oversight

        The Board is actively involved in overseeing risk management for the Company. This oversight is conducted primarily through the Committees of the Board. The Board receives reports from the Chairman of each committee regarding the Committee's risk management considerations and actions as necessary.

        The Audit Committee reviews the Company's portfolio of risk with management and the Company's independent accountants, discusses with management significant financial risks, the Company's policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposures. The Audit Committee also reviews the Company's internal system of audit and financial controls and the process for maintaining financial reporting controls with management and the Company's independent accountants.

        The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices in connection with structuring the Company's executive compensation programs and incentive compensation programs for other employees. The Compensation Committee has reviewed with management whether the compensation programs, including the performance based incentive plans and/or the stock option plans described in the section Elements of Compensation Program beginning on page 25, are reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. The Compensation Committee and management concluded the programs are not reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

        The Nominating and Corporate Governance Committee has adopted a corporate governance framework for the oversight of enterprise risk. The Nominating and Corporate Governance Committee works with the full Board and management to identify and evaluate enterprise risks, and also to develop risk avoidance, mitigation and response strategies.

        The Pension Committee oversees risk management as it relates to the Company's U.S. pension plan described on page 41. The Pension Committee reviews with management the forecasted liabilities of the plan, the actuarial assumptions used in determining those liabilities, the investments funding those anticipated obligations, the periodic performance of those investments and, as necessary, reviews and recommends revision to the general investment policies governing the investment of the assets of such pension plan.

Non-employee Director Compensation for the 2011 Fiscal Year

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)		Total ($)

Ronald P. Badie	61,000	n/a	161,600	(7)	n/a	n/a	n/a		222,600
Stanley L. Clark	61,000	n/a	161,600	(7)	n/a	n/a	n/a		222,600
Edward G. Jepsen	65,000	n/a	161,600	(7)	n/a	57,300	149,745	(8)	433,645
Andrew E. Lietz	61,000	n/a	161,600	(7)	n/a	n/a	n/a		222,600
Martin H. Loeffler	150,000	n/a	161,600	(7)	n/a	227,700	301,488	(9)	840,788
John R. Lord	61,000	n/a	161,600	(7)	n/a	n/a	n/a		222,600
Dean H. Secord	55,000	n/a	161,600	(7)	n/a	n/a	n/a		216,600

(1)
The Director's Deferred Compensation Plan allows each non-employee director to elect to defer payment of their fees to a future date with the ultimate payment in cash or Common Stock subject to the prior election of each director. Currently, each non-executive director has elected to receive fees in cash as earned.

(2)
The Company does not have a stock awards compensation program applicable to its non-employee directors. Approval for such a plan is being submitted to the stockholders for approval at the 2012 Annual Meeting, see Proposal 6, Ratification and Approval of the 2012 Restricted Stock Plan for Directors of Amphenol Corporation on page 54. If the stock awards plan is approved by the stockholders, it is anticipated that no more options will be awarded to the non-employee directors pursuant to the current director's stock option program.

(3)
The dollar value of Option Awards in this column reflects the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718 ("ASC Topic 718"). Assumptions used in the calculation of these amounts are included in Note 7—Equity; Stock Based Compensation to the Company's consolidated financial statements for the fiscal year ended December 31, 2011 included in the Company's Annual Report on Form 10-K filed with the SEC on February 24, 2012 (the "Company's 2011 Annual Report on Form 10-K"), except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. These amounts do not correspond to the actual value that may be recognized by the directors upon the actual exercise of such option awards.

(4)
The Company does not have a non-equity incentive plan compensation program applicable to its non-employee directors.

(5)
The Company does not have a pension plan program applicable to its non-employee directors. Messrs. Loeffler and Jepsen participated in the Company's Pension Plan (described beginning on page 41) during their prior employment with the Company. Upon retirement, their pension benefits were fixed, and they are no longer accruing any additional benefits under the Pension Plan. Notwithstanding that their benefits are fixed, there was a change in pension value because of changes in actuarial assumptions in 2011 as compared to 2010 which resulted in an increase in value, and payouts made which resulted in a decrease in value.

(6)
The Company does not have any other compensation programs for its non-employee directors nor did it provide any other benefits which could be deemed to be compensation for service in a director role. The two directors who were formerly employed by the Company received certain employment related retirement benefits from the Company as described in this table and accompanying footnotes.

(7)
The aggregate grant date fair value of the 10,000 options granted to each of Messrs. Badie, Clark, Jepsen, Lietz, Loeffler, Lord and Secord on May 26, 2011, computed in accordance with ASC Topic 718, is $161,600. As of December 31, 2011, (i) each of Messrs. Badie, Clark, Lietz, Lord and Secord had an aggregate of 74,000 option awards outstanding with exercise prices ranging from $14.84 to $53.48 of which 63,999 options were vested and 10,001 options were unvested, (ii) Mr. Jepsen had an aggregate of 50,000 option awards outstanding with exercise prices ranging from $32.01 to $53.48 of which 39,999 options were vested and 10,001 options were unvested, (iii) Mr. Loeffler had 10,000 option awards outstanding with an exercise price of $53.48 of which none were vested.

(8)
Mr. Jepsen retired as of December 31, 2006 and is no longer a Company employee. He does continue to serve the Company on the Board. Prior to his retirement as an employee, he participated in the Company's Pension Plan and

  SERP (defined and described in more detail beginning on page 41). His monthly retirement benefit earned as an employee pursuant to the Plan, and fixed at retirement, is $4,708 and from the SERP is $7,770.

(9)
Mr. Loeffler retired as of December 31, 2010 and is no longer a Company employee. He does continue to serve the Company as Chairman of the Board. Prior to his retirement as an employee, he participated in the Company's Pension Plan and SERP (defined and described in more detail beginning on page 41). His monthly retirement benefit earned as an employee pursuant to the Plan, and fixed at retirement, is $6,761 and from the SERP is $18,363.

        The Company has eight directors on its Board. Six are non-employee, independent directors, Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord. Mr. Loeffler is a non-employee director but pursuant to the NYSE Listing Standards and the Company's Governance Principles, his independence as a director cannot be considered before January 2014. During 2011, only one of the directors, Mr. Norwitt, was a named executive officer. Mr. Norwitt's compensation from the Company is described in more detail in the "Summary Compensation Table" on page 35 and in the section "Compensation of Named Executive Officers" on page 29. As of January 1, 2011, Mr. Loeffler was no longer an employee of the Company. Since then, he has not received compensation for his services to the Company as an employee, only as a non-employee director. The compensation arrangements for non-employee directors follows.

        In the past, certain of the directors participated in the Directors' Deferred Compensation Plan. Messrs. Badie, Clark, Lietz and Secord initially elected deferral of fees and the payment of fees in Common Stock. Commencing with the fourth quarter 2008, Mr. Secord elected to receive his quarterly director's fees in cash as earned in lieu of shares but maintained the phantom shares in his Directors' Deferred Compensation Plan account that were already accrued. In the fourth quarter 2010, Mr. Secord elected to convert his phantom shares to Common Stock. Commencing with the fourth quarter 2009, Messrs. Badie, Clark and Lietz elected to receive their quarterly director's fees in cash as earned in lieu of shares. As long as this election continues, the cumulative balance in the Directors' Deferred Compensation account for each of Messrs. Badie, Clark and Lietz will only increase by the number of shares credited for dividends. Mr. Lietz was appointed to the Board on January 24, 2001 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2012, including credit for dividends, is 20,125 unit shares. Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2012, including credit for dividends, is 9,380 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors' Deferred Compensation account as of April 1, 2012, including credit for dividends, is 8,247 unit shares. None of the shares credited to any director's account is currently issued or outstanding.

        In 2004, the Board authorized and the stockholders of the Company approved, the Directors' Stock Option Plan. From May 2004 through May 2006, each non-employee director received an annual award of 8,000 stock options at fair market value on the first business day following the day of each annual meeting of the stockholders of the Company. The options vest ratably over three years and there are no additional restrictions on transfer or sale. The options have a ten year term. In May 2007, the stockholders of the Company approved an amendment to the Directors' Stock Option Plan which increased the options awarded to each non-employee director from 8,000 to 10,000 options per year commencing with the May 2007 award. Messrs. Badie, Clark, Jepsen, Lietz, Loeffler, Lord and Secord each received a grant of 10,000 stock options on May 26, 2011 with an exercise price of $53.48. The Directors' Stock Option Plan does not provide for the granting of SAR's or any other stock based grants.

        Currently, non-employee director compensation consists solely of an annual retainer fee, committee chairman fees and an annual grant of stock options.

        The retainer fee to non-employee directors, except the Chairman of the Board, is $55,000 per year. This annual retainer fee was last adjusted in 2009. In connection with its ongoing review of Board compensation, the Nominating and Corporate Governance Committee has proposed and the Board has determined to increase this annual retainer fee from $55,000 per year to $70,000 per year, commencing in the third quarter of 2012, assuming Proposal 6, relating to ratification and approval of The 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the "Directors Restricted Stock Plan"), described on page 54, is approved by the stockholders. The retainer fee for the Chairman of the Board is $150,000 per year. In addition, the Audit Committee Chairman receives an additional $10,000 per year and the chairpersons of the other Committees of the Board receive an additional $6,000 per year. These committee fees were last adjusted in 2007. Non-employee directors can elect to receive their director fees in cash as earned or defer payment of their fees to a future date with the ultimate payment in cash or Common Stock. All non-employee directors currently receive their director fees in cash, as earned quarterly.

        At the Annual Meeting, the Board is recommending the stockholders ratify and approve the Directors Restricted Stock Plan further described in Proposal 6 on page 54. The Directors Restricted Stock Plan proposes annual grants of restricted stock to the non-employee directors on the first business day after each annual meeting of stockholders. On the grant date, each non-employee director will be given shares of Common Stock subject to the restrictions and conditions in the Directors Restricted Stock Plan. The number of shares granted will be determined by dividing $125,000 by the closing price for the Common Stock on the grant date and rounding up to the next whole share amount. If Proposal 6 is approved by the stockholders, it is contemplated that no further grants of stock options will be made to the directors pursuant to the Director's Stock Option Plan. If Proposal 6 is not approved, the directors will continue to receive stock option grants pursuant to the Directors' Stock Option Plan.

        The Nominating/Corporate Governance Committee of the Board will continue to monitor and make recommendations to the Company and to the Board regarding the annual retainer fee, committee fees and equity compensation elements of the directors' compensation program to ensure that total director compensation is fair and reasonable and competitive for the purpose of attracting and retaining qualified directors. The Board recognizes that the equity compensation element of the directors compensation program and the ability to defer payment of fees with the ultimate payment in Common Stock serves to align the interests of directors with stockholders.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate directly with the Presiding Director, the Chairman of the Nominating/Corporate Governance Committee, the non-employee directors or the Audit Committee in writing c/o Secretary, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, CT 06492-7530. All communications will be promptly forwarded to the appropriate directors for their review, except that the Board has instructed the Secretary not to forward solicitations, bulk mail or communications that address improper or irrelevant topics or requests for general information.

Board Member Attendance at Annual Meeting of Stockholders

        In each of the last ten years, more than 85% of outstanding shares of Common Stock have been voted by Proxy (with a substantial number of those shares voted by Proxy voted in accordance with the recommendations of the Board of Directors) and no more than five non-employee stockholders (representing only a nominal number of shares) have personally attended any of the Company's Annual Meetings of Stockholders. Accordingly, the Company does not require members of the Board to attend the Annual Meeting of Stockholders. The only Board member who attended the 2011 Annual Meeting of Stockholders was Mr. Norwitt, as President and Chief Executive Officer.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age	Principal Occupation and Other Information
Gary A. Anderson Age 61	Senior Vice President and Group General Manager, Aerospace and Industrial Operations division of the Company since 2004. He was general manager of Aerospace Operations of the Company from 1995 through 2004. He does not serve on the board of directors of any public company. Mr. Anderson has been an employee of the Company for approximately 38 years.
Craig A. Lampo Age 42

Vice President and Controller of the Company since 2004. He was treasurer from 2004 through 2006. Mr. Lampo was a senior audit manager with Deloitte & Touche LLP from 2002 through 2004. He was an employee of Arthur Andersen LLP from 1993 through 2002. He does not serve on the board of directors of any public company. Mr. Lampo has been an employee of the Company for approximately eight years.

Jerome F. Monteith Age 62

Vice President, Human Resources of the Company since 2004. He was director of human resources of the Company from 1997 through 2003. He does not serve on the board of directors of any public company. Mr. Monteith has been an employee of the Company for approximately 35 years.

Zachary W. Raley Age 43

Senior Vice President since 2010 and Group General Manager, Worldwide RF and Microwave Products division and Cable Products division of the Company since 2007. Mr. Raley was vice president from 2007 through 2009 and President of Times Fiber since 2005 and Chief Executive Officer of Times Fiber since 2007. He was vice president, sales of Times Fiber from 2000 through 2005. He does not serve on the board of directors of any public company. Mr. Raley has been an employee of the Company for approximately 16 years.

Name and Age	Principal Occupation and Other Information
Diana G. Reardon Age 52	Executive Vice President since 2010 and Chief Financial Officer of the Company since 2004. Ms. Reardon was senior vice president from 2004 through 2009. She was controller of the Company from 1994 through 2004 and treasurer of the Company from 1992 through 2004. She does not serve on the board of directors of any public company. Ms. Reardon has been an employee of the Company for approximately 24 years.
Richard E. Schneider Age 54

Senior Vice President and Group General Manager, IT and Communications Products division of the Company since 2007. Mr. Schneider was vice president from 2007 through 2009 and divisional president of Amphenol TCS from 2005 through 2007. Prior thereto, Mr. Schneider was employed by Teradyne, Inc. for approximately 18 years serving as the president of the Connection Systems Division of Teradyne, Inc. from 2001 through 2005 and was general manager from 1998 through 2001. He does not serve on the board of directors of any public company. Mr. Schneider has been an employee of the Company for approximately six years.

Luc Walter Age 53

Senior Vice President and Group General Manager, International Military and Aerospace Operations division of the Company since 2004. He was director European Military & Aerospace Operations from 2000 through 2003 and the Company's director advanced programs from 1996 through 2000. He does not serve on the board of directors of any public company. Mr. Walter has been an employee of the Company for approximately 28 years.

Edward C. Wetmore Age 55

Vice President of the Company since 2004 and Secretary and General Counsel of the Company since 1987. He does not serve on the board of directors of any public company. Mr. Wetmore has been an employee of the Company for approximately 25 years.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has undertaken a review of its Charter, practices and procedures in order to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements promulgated by the Securities and Exchange Commission and the NYSE. Following that review, the Audit Committee confirmed its Charter and its policies and practices. The Audit Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Audit Committee Charter". In addition, a printed copy of the most current Audit Committee Charter will also be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        The Audit Committee reports as follows:

  1.
  The Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2011 with Company management, which has primary responsibility for establishing and maintaining adequate internal financial controls, preparing the Company's quarterly and annual financial statements and for the Company's public reporting process, and with Deloitte & Touche LLP, the Company's independent accountants for 2011, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles and its own assessment of the Company's internal controls related to financial reporting.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP those matters required to be discussed by professional auditing standards including, without limitation, those matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in rule 3200T.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm's independence. The Audit Committee has also determined that Deloitte & Touche LLP's provision of audit and non-audit services to the Company is compatible with that firm's independence.

  4.
  Based on the review and discussions referred to above, the Audit Committee has recommended to the Board and the Company that the audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 24, 2012. The Audit Committee has also approved the retention of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 2012.

Audit Committee Edward G. Jepsen, Chairman Ronald P. Badie Stanley L. Clark Dean H. Secord

AUDIT AND NON-AUDIT FEES

        Fees billed to the Company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte"), for services rendered in 2011 and 2010 were as follows:

Type of Fees	2011	2010
	($ in thousands)
Audit Fees	$3,582	$3,321
Audit-Related Fees(1)	431	59
Tax Fees(2)	93	0
All Other Fees(3)	93	0

Total	$4,199	$3,380

(1)
"Audit-Related Fees" in 2011 and 2010 primarily consisted of acquisition related assistance.

(2)
"Tax Fees" are fees for tax compliance, tax advice and tax planning. In 2011, the fees primarily related to certain international tax matters.

(3)
"All Other Fees" are fees for any services not included in the first three categories and primarily reflect fees related to the Company's recent bond offering. Deloitte did not perform any work or receive any fees for financial systems design and implementation for the Company in 2011 or 2010.

PRE-APPROVAL OF AUDITOR SERVICES

        The Audit Committee has adopted and implemented approval policies and procedures related to the provision of permissible audit, audit-related, tax and other non-audit services by the Company's independent accountants. Under these procedures, the Audit Committee must pre-approve the use of the independent accountants for specific types of services, including merger and acquisition due diligence and audit services, tax services, internal control reviews and reviews of employee benefit plans. Engagement for permitted services where the estimated cost of such services is not expected to exceed $25,000 on a project-by-project basis are reported to the Audit Committee on no less frequently than a quarterly basis. Any permitted services by Deloitte where the estimated cost of such services is expected to exceed $25,000 for any given project must be pre-approved by the Audit Committee to ensure compatibility with maintaining the accountants' independence. In 2011, all fees for permitted services, including audit-related fees, were pre-approved in accordance with these policies.

        The Audit Committee has also reviewed and confirmed Company policies and procedures imposing restrictions on the hiring of certain individuals employed by or formerly employed by the Company's independent accountants including any employee or former employee of the Company's independent accountants who currently has or who has previously had any responsibility for the performance of any audit work for the Company or any involvement with the certification of the Company's financial statements.

 PROPOSAL 2. RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has considered the performance and qualifications of Deloitte & Touche LLP and has selected Deloitte & Touche LLP to act as independent accountants to examine the financial statements of the Company for the current fiscal year. Deloitte & Touche LLP has acted as independent accountants for the Company since 1997, and the Audit Committee and management believe it desirable and in the best interests of the Company to continue the employment of that firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives are expected to have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        If the selection of Deloitte & Touche LLP is not ratified by an affirmative vote of a majority of the shares, present in person or represented by proxy at the Annual Meeting, or if Deloitte & Touche LLP shall decline to act or otherwise become incapable of acting, or if its employment is otherwise discontinued by the Audit Committee of the Board of Directors, then in any such case the Audit Committee of the Board of Directors will appoint other independent accountants whose employment for any period subsequent to the 2012 Annual Meeting will be subject to ratification by the stockholders at the 2013 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

        RESOLVED, that the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the year 2012 is hereby RATIFIED.

COMPENSATION DISCUSSION & ANALYSIS

        Overview of Compensation.    The Compensation Committee of the Board (referred to in this Compensation Discussion & Analysis as the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy and guidelines. A primary goal of the compensation philosophy and these guidelines is to align the interests of management with the stockholders to drive stockholder value through performance. In allocating the Company's resources towards compensation, the Committee strives to ensure that the total compensation paid to executive officers and key management employees is judicious and reasonable, while, at the same time, capable of attracting, retaining and motivating the executive officers and key management employees of the Company and its subsidiaries. The Committee endeavors to keep the structure of the Company's compensation programs simple, transparent and broad-based. The Company's core management compensation programs include base salary, an annual performance based incentive plan payment opportunity, annual stock option awards, insurance benefits and retirement benefits.

        Throughout this 2012 Proxy Statement, the individuals who served as the Company's Chief Executive Officer and as the Company's Chief Financial Officer during the 2011 fiscal year, as well as the three other individuals included in the Summary Compensation Table on page 35 are referred to as the "named executive officers". References to "executive officers and key management employees" in this Proxy Statement relate to the approximately 375 management personnel of the Company and its subsidiaries who currently participate in the Company's core management compensation programs.

        The Company has concluded that its compensation policies and programs are not reasonably likely to create incentives for employees that may cause such employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

        Say on Pay.    At last year's Annual Meeting, the Company's stockholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders. The Company's stockholders overwhelmingly approved the proposal with more than 97% of the votes cast in favor of the proposal. The Board appreciates the stockholders' show of support, which reaffirms to the Board the Company's current management compensation policies and programs work to support our stockholders' objectives. The Company believes the philosophy and objectives of its management compensation program, as well as the implementation of the elements of the compensation program, are appropriately geared towards aligning the interests of management with the stockholders to drive stockholder value. No changes were made to the structure of the Company's employee compensation programs in 2011.

        The Compensation Committee.    The Committee is currently composed of three independent directors. The activities and actions of the Committee are subject to the review of the full Board. All actions of the Committee are reported no later than the next subsequent meeting of the full Board following any Committee action.

        The Committee has responsibility, from time to time, but at least annually, to:

  •
  Review and approve the overall compensation philosophy and guidelines for all executive officers and key management employees of the Company and its subsidiaries.

  •
  Review and approve the goals and the performance of the Company's Chief Executive Officer and approve, as deemed necessary and appropriate, any changes in the level of his base salary, performance based incentive plan target, performance based incentive plan payments and/or option awards.

  •
  Review and approve recommendations from the Company's Chief Executive Officer related to the performance based incentive plan pool, performance based incentive plan allocations, the stock option pool, the allocation of stock option awards and other related matters for all other executive officers and key management employees and any prospective senior management employees of the Company and its subsidiaries.

  •
  Approve specific adjustments to individual base salary and incentive plan targets and allocations for all executives reporting directly to the Chief Executive Officer and the other top 20 paid executives of the Company based on annual base salary for employees of the Company and its subsidiaries.

  •
  Review and recommend changes, as necessary and appropriate, to the Company's performance based incentive plans as described beginning on page 25 and to the Company's stock option plans as described beginning on page 28.

        Role of Compensation Consultant in Compensation Decisions.    The Committee has retained an independent compensation consultant from Meridian Compensation Partners, LLC ("Meridian") to advise it on executive and board compensation matters. Meridian reports directly to the Committee and the Committee has sole authority to negotiate the terms of service, including all fees paid to Meridian. Meridian does not, and will not, perform any other service for the Company. In 2011, Meridian was asked by the Committee to provide advice on executive and director compensation trends, regulatory developments and how they interrelate with the Company's compensation programs. The Committee also asked Meridian to analyze the Company's executive compensation relative to general industry for an indication of reasonableness, competitiveness and comparative pay mix. Meridian provided the Company with data from a general industry database using 185 companies with median revenues of $3.5 billion. Meridian does not make any decisions relating to the creation or implementation of Company compensation policies or programs.

        Role of Executive Officers in Compensation Decisions.    In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers and key management employees and prospective senior management employees, the Committee considers the recommendations of certain executive officers of the Company. Mr. Norwitt is particularly involved. Mr. Norwitt and certain executive officers of the Company review the performance and compensation of the executive officers and key management employees at least annually and any prospective senior management employees as necessary. As part of this process general compensation surveys purchased by or made available to the Company are considered. These surveys are generally comprised of widely available information which is generally accessible for purchase or provided without charge to the Company in exchange for participation in the survey. The Company's human resources department, including the Vice President Human Resources, provides data, information and feedback based on its general knowledge of compensation inside and outside of the Company. The accounting department and legal department, including the executive officers in those departments, also compile and analyze data and share this with Mr. Norwitt. The conclusions reached and recommendations of certain executive officers, including Mr. Norwitt, regarding any salary adjustments, annual performance based incentive plan payments and annual option award amounts based on individual and operating unit performance, are presented to the Committee. The Committee exercises its discretion in modifying and approving any recommendations regarding compensation for any executive officer or key management employee or any prospective senior management employee. The Committee's compensation actions are then submitted to the full Board for ratification and approval. Mr. Norwitt consults with the Committee on all compensation matters but he does not participate in the final determination of his compensation.

        Mr. Norwitt does not vote on any compensation matters considered by the Committee. However, he is available to the Committee as an additional resource to respond to questions and discuss individual and operating unit performance, and related compensation matters. The Committee also meets informally from time to time and in executive session following each meeting to discuss compensation matters without Company personnel present.

        Philosophy and Objectives of Compensation Program.    The Committee continues to strive to develop, refine and implement a complete and straightforward compensation program to attract, retain and motivate the executive officers and key management employees, and that remains competitive with comparable companies. The program is designed to promote decision making geared to increasing stockholder value by rewarding executive officers and key management employees who contribute to stockholder value. The Committee believes that to further these objectives, executive compensation packages should include both cash and equity-based compensation as well as reasonable benefits.

        Elements of Compensation Program.    The Committee endeavors to provide an appropriate mix of different elements of compensation, including finding a balance among (i) fixed versus at-risk compensation, (ii) current versus long-term compensation, (iii) cash versus equity-based compensation and (iv) basic benefits. Cash payments primarily reward recent performance and equity-based awards encourage key management employees, including the named executive officers, to continue to deliver results over a longer period of time and serve as a retention tool. The Committee generally strives to provide equity-based compensation at a level that will cause an appropriate amount of focus on the long-term performance of the Company. The compensation program for all executive officers and key management employees, including the named executive officers, includes the following elements:

  •
  Base Salary

  •
  Performance Based Incentive Plans

  •
  Stock Option Plans

  •
  Insurance Benefits

  •
  Retirement Benefits

        Base Salary.    The Company establishes base salary to provide fixed income near what it understands to be the median level for executives of comparable companies with similar responsibilities. Several elements are considered in setting base salary, including the size, scope and complexity of the executive officer's or key management employee's responsibilities. Position and economic and market conditions are also considered, particularly with respect to retention. Base salary must be reasonable, fair and competitive. The Committee also considers the historical, current and forecasted performance of the Company and individual operating units, and the contributions or expected contributions of each executive officer or key management employee to those results when considering proposed adjustments to base salary. Salary levels for all executive officers and key management employees are reviewed and typically adjusted annually. Salary levels are also typically reviewed and may be adjusted in connection with a change in job responsibilities.

        Performance Based Incentive Plans.    Executive officers and key management employees, including the named executive officers (with the exception of key sales and marketing employees who typically have their own sales incentive or commission plans and from time-to-time certain key employees of newly acquired companies who had or have their own incentive plans), were eligible to receive payments pursuant to The 2011 Management Incentive Plan (the "2011 Management Incentive Plan"). The 2011 Management Incentive Plan is an executive bonus plan that falls within the parameters of The 2009 Amphenol Executive Incentive Plan (the "2009 Executive Incentive Plan") approved by the stockholders at the 2009 Annual Meeting of Stockholders. The Committee has reviewed and approved the 2012 Management Incentive Plan (the "2012 Management Incentive Plan") with terms that are substantially the same as the 2011 Management Incentive Plan. The 2012 Management Incentive Plan is also an executive bonus plan that falls within the parameters of the 2009 Executive Incentive Plan. The 2012 Management Incentive Plan, the 2011 Management Incentive Plan, and the 2009 Executive Incentive Plan, are collectively hereinafter referred to as the "incentive plan". Target payments under the incentive plan when added to fixed base salary are intended to generate total annual cash compensation for participating Company employees that the Company believes is reasonable, fair and competitive with annual cash compensation paid to similarly situated employees in comparable positions with comparable performance.

        Incentive plan payments, when made, have historically totaled less than 2% of the annual consolidated operating income for the Company. There were approximately 300 participants in the 2011 Management Incentive Plan. Approximately 210 participants were paid approximately $6.7 million representing approximately 0.9% of the Company's consolidated operating income for 2011. Approximately 90 participants received no incentive plan payment for 2011 performance. There are currently approximately 310 participants in the 2012 Management Incentive Plan who, at achievement of 100% of 2012 performance targets and goals, would be paid an aggregate of approximately $10.8 million.

        Payments under the incentive plan, if any, are intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code and the regulations promulgated thereunder. The Compensation Committee has the authority to change performance targets each year and to select among different performance criteria.

        The incentive plan provides participants with a cash bonus opportunity if certain individual, operating unit and/or Company goals are achieved. An "operating unit" in the discussion below refers to the group or business unit to which the employee has management responsibility or is assigned. For executive officers and key management employees with global headquarters' roles (i.e., Company-wide responsibilities), the Company is considered the relevant operating unit. For Messrs. Anderson, Raley and Walter, the group or groups over which each serves as Group General Manager is considered the relevant operating unit.

        The incentive plan is intended to reward participants upon the achievement of the goals for their operating unit, with discretion for qualitative individual, operating unit and Company performance factors. No annual incentive payments will be made if a threshold performance level is not achieved, absent the occurrence of extenuating circumstances that, in the discretion of the Committee, merit an exception to the threshold performance requirement. As a general rule, the threshold performance requirement for consideration of any incentive plan payment for employees with Company-wide responsibilities is year-over-year growth in Company EPS and for other employees is year-over-year growth in operating unit operating income.

        Incentive plan payment amounts are calculated by multiplying three factors together: (i) a participant's annual base salary, (ii) a participant's incentive plan target percentage and (iii) a participant's incentive plan multiplier.

        Incentive plan target percentages for each participant are established at the beginning of each year, occasionally subject to adjustment mid-year with the approval of the Compensation Committee if there is a significant change in job responsibilities. Incentive plan target percentages for all participants in the 2011 Incentive Plan ranged from 5% to 100% of annual base salary. The incentive plan target percentages for the named executive officers for 2011 ranged from 55% to 100% of annual base salary and at the beginning of 2012 continued in the same range of 55% to 100% of annual base salary.

        The incentive plan multiplier is determined for each participant at the end of each year by analyzing a number of quantitative factors, subject to qualitative adjustment, as discussed in more detail below. The maximum incentive plan multiplier any recipient may be awarded is 200%. The incentive plan does not guarantee any minimum incentive plan multiplier to any participant. For 2011, participants received incentive plan multipliers ranging from 0% to 200%.

        A participant's incentive plan multiplier is based primarily on Company or operating unit performance against quantitative measures established at the beginning of each year. In addition, consideration is given, when appropriate, to certain qualitative factors to pass the test of reasonableness and consistency. The quantitative portion of the incentive plan multiplier is contingent upon the Company's achievement and/or each operating unit's achievement of performance targets and/or goals. These targets and/or goals may vary from year to year and include revenue growth, operating income growth, operating cash flow, return on investment, return on sales, organic growth and/or contribution to EPS growth. Actual performance against these criteria is measured against both year-over-year growth and/or the current year target.

        The Company continues to believe that the key drivers to generating stockholder value are revenue growth, operating income growth and EPS growth. In 2011 the quantitative performance criteria for (i) participants with Company-wide responsibilities was primarily based on Company revenue and EPS growth in 2011 over 2010 and (ii) other participants was primarily based on operating unit revenue and income growth in 2011 over 2010. Revenue growth and operating income growth are calculated in local currency. In 2011, the quantitative analysis of the incentive plan multiplier with respect to all participants in the plan was calculated by considering various data and information relating to the operating unit for which the participant has responsibility or to which the participant is assigned.

        The specific targets to be achieved by Mr. Norwitt and Ms. Reardon to attain a 100% quantitative portion of the incentive plan multiplier under the incentive plan in 2011 were (i) Company revenue growth of at least 10%, and (ii) Company EPS growth of at least 17%. To achieve a 200% quantitative portion of the incentive plan multiplier under the incentive plan in 2011 would have required Company revenue growth and Company EPS growth of at least three and one half times the levels required for a 100% quantitative portion of the incentive plan multiplier. In calculating the incentive plan multiplier, Company EPS growth is given two times the weighting of Company revenue growth. The specific targets to be achieved by Messrs. Anderson, Raley and Walter to attain a 100% incentive plan multiplier under the 2011 incentive plan were (i) operating unit revenue growth of at least 10% and (ii) operating unit operating income growth of at least 17%. To achieve a 200% quantitative portion of the incentive plan multiplier under the incentive plan in 2011 required operating unit revenue growth and operating unit operating income growth of at least three and one half times the levels required for a 100% quantitative portion of the incentive plan multiplier. In calculating the incentive plan multiplier, operating unit operating income growth is given twice the weighting of operating unit revenue growth. If revenue growth, operating income growth or EPS growth, as applicable, is below 0%, 3% or 3%, respectively, the impact to the incentive plan multiplier is at the discretion of the Committee, but generally has resulted in an incentive plan multiplier of 0%. For purposes of making all calculations for incentive plan purposes using these ranges, operating unit operating income is adjusted for other expenses recorded below operating income and for certain amortization expense. The quantitative portion of the incentive plan multiplier is generally further modified by a factor relating to achievement of budgeted targets set at the beginning of the year for (i) 2011 Company EPS for Mr. Norwitt and Ms. Reardon and (ii) 2011 operating unit operating income for Messrs. Anderson, Raley and Walter.

        Once the quantitative portion of the incentive plan multiplier is established, management and/or the Committee, as applicable, consider various qualitative factors and may adjust the incentive plan multiplier accordingly. The qualitative analysis is designed to ensure that a participant is rewarded for operating unit performance and individual performance, but also to provide a means to ensure the awards are fair and meet the other goals of the Committee in determining executive compensation. The qualitative portion of the incentive plan allows for adjustment to the multiple for the following factors: whether operating margins of the operating unit are above or below the average of the Company, balance sheet management including cash flow, new market/new product positioning, operating unit and group contribution to total Company performance, an individual's efforts to ensure collaboration within the Company, an individual's achievement of performance targets and/or goals, other specific individual objectives impacting Company performance, cost reductions and productivity improvement or if unusual and unanticipated market conditions materially impact the Company's or an operating unit's growth and/or performance, industry performance, acquisition activity and other special situations (e.g. the participant is new in a position). The Committee may also adjust the multiple of any or all participants in consideration of (i) whether the payout to all MIP participants as a percentage of Company operating income falls within the historical parameters discussed above, (ii) how the current year incentive plan multiplier compares with the prior year, (iii) reasonableness and consistency, (iv) internal pay equity and (v) in recognition of the general rule that absent special circumstances, no bonus will be paid within an operating unit that has negative income growth. In 2011, the aggregated qualitative adjustment with respect to all participants in the incentive plan was a decrease of approximately 5.1% of the total amount calculated pursuant to the quantitative measures.

        In 2012 the quantitative performance criteria for (i) participants with Company-wide responsibilities, including Mr. Norwitt and Ms. Reardon, will be primarily based on Company revenue and EPS growth in 2012 over 2011 and actual EPS growth in 2012 as compared to 2012 budget and (ii) other participants will be primarily based on operating unit revenue and income growth in 2012 over 2011 and actual performance in 2012 as compared to 2012 budget.

        Stock Option Plans.    The Committee believes that granting stock options helps create competitive levels of compensation and provides an opportunity for increased equity ownership by executive officers and key management employees (including the named executive officers). Granting stock options also serves to maintain the alignment of the interests of the Company's executive officers and key management employees with its stockholders and allows executive officers and key management employees to participate in the long-term growth and profitability of the Company. All currently outstanding employee stock options have a five-year vesting period, with 20% vesting each year. Vesting is automatically accelerated upon death or under certain circumstances disability. The Committee has discretion to allow vesting of unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten years of employment with the Company. Vesting stops under most other termination situations. The Committee believes this extended vesting schedule helps retain executive officers and key management employees and encourages them to make decisions geared towards long-term growth. The total annual expense for options granted is typically in the range of 3% to 5% of the Company's annual budgeted consolidated operating income for the year.

        The Committee has authorized the Company to issue stock options to executive officers, key management employees and other key employees pursuant to approved stock options plans (see Stock Option Plans on page 37.) In determining the number of options to be granted to an individual employee, a value is imputed for each option, with reference to the Company's then current stock price, the estimated Black-Scholes valuation for option grants and the Company's growth assessment for its Common Stock. The Committee also considers information regarding the total amount of options available, an individual's base salary, the amount of stock options, if any, previously awarded to an individual, an individual's past and expected future contributions to the Company's financial performance and an individual's responsibilities for assisting the Company in achieving its long-term strategic goals.

        Employee stock options are granted at fair market value at the time of the award, i.e., the closing price of the Company's Common Stock on the New York Stock Exchange on the date of the grant. The Committee has historically made annual awards of stock options in the second quarter of each year. Newly hired or promoted executives have on occasion received an award of stock options at the date of appointment. The Committee has never approved the grant of any stock options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date.

        All stock option recipients must enter into a Stock Option Agreement and a Management Stockholder's Agreement with the Company which set forth the terms and conditions and limitations applicable to any shares purchased pursuant to options granted.

        Insurance Benefits.    Each executive officer and key management employee (including the named executive officers) receives health and life insurance identical to the benefits of other employees working at the same location. The Company also makes a contribution to life insurance on behalf of almost all U.S.-based salaried employees pursuant to a formula that treats similarly situated employees equally.

        Retirement Benefits.    U.S.-based senior executives and key management employees (including the named executive officers) participate in the Company's Pension Plan and Supplemental Employee Retirement Plan (the "SERP") and in the Company's 401(k) programs on the same terms and conditions as similarly situated U.S.-based salaried employees. For more information on the Pension Plan, the SERP and 401(k) programs, see "Pensions and Deferred Compensation" beginning on page 41. As certain of the retirement programs are unfunded, i.e. the SERP and the DC SERP, the Company's executives are incentivized to look after the long-term health of the Company. Key management employees outside of the U.S. participate in the same retirement programs on the same terms and conditions as similarly situated salaried employees.

  Perquisites

        The Company also makes contributions to group term life insurance for U.S. based senior executives and key management employees (including the named executive officers) on the same terms and conditions as similarly situated U.S. based salaried employees for which the Company is required to impute compensation for amounts in excess of $50,000 net of employee payments, see table of "All Other Compensation" under footnote (4) on page 36. Mr. Norwitt was provided with car services in 2011.

  Compensation of Named Executive Officers

        Company Performance—When reviewing compensation for 2011, the Committee reviewed the Company's full-year financial results. The Company's 2011 full year financial results have been prepared in accordance with GAAP, and reported in the consolidated financial statements included in the Company's 2011 Annual Report on Form 10-K. In addition to reviewing GAAP financial measures, the Committee also considered non-GAAP measures which it believes are also relevant in gauging year-over-year performance. Thus, adjusted operating income, adjusted diluted EPS and adjusted operating margins were considered by the Committee and are presented in this Proxy Statement as non-GAAP financial measures.1 In 2011, Company revenue, adjusted operating income and adjusted diluted EPS increased by 11%, 8% and 13%, respectively, over 2010 levels. The Company was able to achieve adjusted operating margins of 19.2% despite significant and pervasive inflationary pressures on cost.

        (1) Explanation of Non-GAAP Financial Measures—Adjusted Operating Income, Adjusted Diluted EPS and Adjusted Operating Margins.    Adjusted 2011 operating income, adjusted diluted EPS and adjusted operating margins exclude (a) a charge for expenses incurred in connection with a flood at the Company's Sidney, New York facility of $21,500,000, less a tax benefit of $7,900,000 or $0.08 per share (see Note 14—Casualty Loss Related to Flood to the Company's 2011 Annual Report on Form 10-K), (b) acquisition-related expenses of $2,000,000, less a tax benefit of $200,000 or $0.01 per share (see Note 17—Selected Quarterly Financial Data (Unaudited) to the Company's 2011 Annual Report on Form 10-K) and (c) a gain related to a contingent payment adjustment of approximately $17,800,000, less tax expense of $6,600,000 or $0.06 per share (see Note 3—Contingent Consideration to the Company's 2011 Annual Report on Form 10-K). 2011 net income attributable to the Company and net income per share of Common Stock, diluted, also includes a tax benefit related to reserve adjustments from the favorable settlement of certain international tax positions and the completion of prior year audits of $4,500,000 or $0.03 per share (see Note 17—Selected Quarterly Financial Data (Unaudited) to the Company's 2011 Annual Report on Form 10-K). Adjusted diluted EPS for 2011 excludes the effects of this tax benefit. 2010 net income attributable to the Company and net income per share of Common Stock, diluted, also includes a tax benefit related to reserve adjustments from the favorable settlement of certain international tax positions and the completion of prior year audits of $20,700,000 or $0.12 per share (see Note 17—Selected Quarterly Financial Data (Unaudited) to the Company's 2011 Annual Report on Form 10-K). Adjusted diluted EPS for 2010 excludes the effects of this tax benefit.

        Pay Mix—Compensation packages for the named executive officers emphasize at-risk, performance-based elements. Fixed compensation elements, such as base salary, retirement benefits and other compensation are designed to be market competitive for purposes of retention, and to a lesser extent, recruitment. However, it is intended that a larger part of the named executive officers' compensation be geared to reward performance that generates stockholder value.

        For the Company's Chief Executive Officer, fixed compensation elements such as salary, change in pension value and "all other compensation" comprised approximately 17% of his total 2011 compensation. His at-risk compensation linked to increasing stockholder value comprised approximately 83% of his total 2011 compensation. These at-risk elements include stock options granted at market price which only increase in value if the Company's share price increases after the grant date (the value ascribed to the options for purposes of calculating percentages in this paragraph is the grant date fair value calculated in accordance with ASC Topic 718, as further described in footnote (1) to the Summary Compensation Table on page 35—it should be noted that options granted will only have value to the extent the price of Amphenol stock on the date of exercise exceeds the stock price on the grant date). The other at-risk compensation is incentive plan compensation which historically has required year-over-year operating income growth before any amount is paid in addition to other considerations designed to motivate the Chief Executive Officer to generate stockholder value, and rewards the Chief Executive Officer when Company revenues and operating income grow. For the Company's named executive officers as a group, fixed compensation elements comprised approximately 29% of total 2011 compensation while at-risk compensation comprised approximately 71% of total 2011 compensation. As with the Chief Executive Officer, the fixed compensation elements for the other named executive officers include salary, change in pension value and "all other compensation", while the at-risk items include stock options and incentive plan compensation linked to goals that encourage growth in revenues and operating income.

        CEO Compensation—Mr. Norwitt's annual base salary at the beginning of 2012 was increased by approximately 3% from $900,000 to $930,000. Mr. Norwitt's incentive plan target percentage pursuant to the 2012 Management Incentive Plan will remain at 100% for 2012. In its deliberations about whether and how to adjust these two elements of Mr. Norwitt's 2011 compensation, the Compensation Committee considered the Company's revenue, operating income, headcount, number of facilities and the increasing complexity of the Company's business. During Mr. Norwitt's five-year tenure as President and more recent tenure as Chief Executive Officer, the Company's annual revenues increased by 59%, annual operating income increased by 77%, total employees increased by 53% and the number of operating locations increased by 44%. The Compensation Committee also considered the annual base salary paid to chief executive officers of similarly sized companies in the electronics manufacturing industry. The Committee determined that it was appropriate to increase Mr. Norwitt's basic compensation by approximately 3%, in line with the average inflationary increase given to other salaried employees of the Company in the United States, while continuing to emphasize performance based compensation by leaving Mr. Norwitt's incentive plan target percentage for 2012 at 100%. His actual potential 2012 Management Incentive Plan payment could therefore range from 0% to 200% of his base salary in 2012 based on fiscal year 2012 results.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Norwitt is the product of his 2011 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier. In 2011, the Company achieved revenue growth of 11% and adjusted diluted EPS growth of 13%.

        Based on calculations made using the ranges provided above the quantitative portion of Mr. Norwitt's incentive plan multiplier in 2011 was calculated to be 95%. This multiple was decreased by the Compensation Committee to 85% for qualitative considerations, including in particular, a reduction in the Company's adjusted operating margins from 2010 to 2011. His incentive plan payment pursuant to the 2011 Management Incentive Plan was $765,000, representing a product of his 2011 base salary of $900,000 multiplied by his incentive plan target percentage of 100%, multiplied by his incentive plan multiplier of

85%. This was 85% of his 2011 base salary as compared to a maximum possible payout under the 2011 Management Incentive Plan of 200% of his 2011 base salary.

        In May 2011, Mr. Norwitt was awarded 295,000 options pursuant to the 2009 Option Plan with an exercise price of $53.48. The option award reflects the Board's confidence in his leadership. The award is also designed to further align Mr. Norwitt's interest with the Company's stockholders to generate long-term stockholder value.

        In 2011, Mr. Norwitt was provided with car and driver services. These services allow him to work more efficiently and facilitate his ability to communicate with the Company's global organization. The Company incurred expenses associated with this car and driver were $21,625. The imputed value of compensation for group term life insurance provided to Mr. Norwitt in 2011 in excess of $50,000, net of employee payments, was $2,098. The Company continues to provide Mr. Norwitt with car and driver services and to contribute to his group term life insurance in 2012.

        Mr. Norwitt continues to participate in the pension plan, but his benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 41. Notwithstanding that Mr. Norwitt's pension plan benefits have been frozen, there was a change in his pension value because of changes in actuarial assumptions in 2011 as compared to 2010. In 2011, Mr. Norwitt received a 401(k) match of $12,250 and the Company made contributions to a non-qualified supplemental defined contribution plan (the "DC SERP") on behalf of Mr. Norwitt in 2011 of $80,335. Mr. Norwitt continues to participate in the 401(k) Plan and the DC SERP in 2012.

        Other Named Executive Officer's Compensation.    For each of the other named executive officers, in determining incentive plan payments and stock option awards for 2011, and base salary adjustments for 2012, the Committee considered each executive's performance against individual goals and objectives. In the case of Ms. Reardon, the Committee evaluated the overall performance of the Company and her contributions to that performance. In the case of Messrs. Anderson, Raley and Walter, the Committee evaluated their contributions to the performance and results of the operating units over which each serves as Group General Manager.

        Ms. Reardon.    As Chief Financial Officer, Ms. Reardon is the Company's principal financial officer. In January 2012, Ms. Reardon's annual base salary was increased by approximately 3% from $592,000 to $610,000, in line with the average inflationary increase given to other salaried employees of the Company in the United States.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Ms. Reardon is the product of her 2011 base compensation, multiplied by her incentive plan target percentage and her incentive plan multiplier. In 2011, the Company achieved revenue growth of 11% and adjusted diluted EPS growth of 13%.

        Based on calculations made using the ranges provided above, the quantitative portion of Ms. Reardon's incentive plan multiplier in 2011 was calculated to be 95%. This multiple was decreased to 85% for qualitative considerations, including in particular, a reduction in the Company's adjusted operating margins from 2010 to 2011. Her incentive plan payment pursuant to the 2011 Management Incentive Plan was $327,080, representing a product of her 2011 base salary of $592,000 multiplied by her incentive plan target percentage of 65%, multiplied by her incentive plan multiplier of 85%. This was 55% of her 2011 base salary as compared to a maximum possible payout under the 2011 Management Incentive Plan of 130% of her 2011 base salary.

        Ms. Reardon's incentive plan target percentage pursuant to the 2012 Management Incentive Plan remains at 65% of her base annual salary in 2012. Her actual potential 2012 Management Incentive Plan payment could therefore range from 0% to 130% of her base annual salary in 2012 based on fiscal year 2012 results.

        In May 2011, Ms. Reardon was awarded 114,000 options pursuant to the 2009 Option Plan with an exercise price of $53.48.

        The imputed value of compensation for group term life insurance provided to Ms. Reardon in 2011 in excess of $50,000, net of employee payments was $3,126. Ms. Reardon continues to participate in the pension plan, but her benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 41. In 2011, Ms. Reardon received a 401(k) match of $12,250 and the Company made contributions to the DC SERP on behalf of Ms. Reardon in 2011 of $45,569. In 2012, the Company continues to contribute to Ms. Reardon's group term life insurance. She also continues to participate in the 401(k) plan and the DC SERP in 2012.

        Mr. Anderson.    In January 2012, Mr. Anderson's annual base salary was increased by approximately 3% from $457,000 to $471,000, in line with the average inflationary increase given to other salaried employees of the Company in the United States.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Anderson is the product of his 2011 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier.

        The determination of his incentive plan multiplier takes into account achievement of the quantitative and qualitative factors described above and resulted in an incentive plan multiplier of 45%. His incentive plan payment pursuant to the 2011 Management Incentive Plan was $113,108, representing the product of his 2011 base salary of $457,000 multiplied by his incentive plan target percentage of 55%, multiplied by his incentive plan multiplier of 45%. This was approximately 25% of his 2011 base salary as compared to a maximum possible payout under the 2011 Management Incentive Plan of 110% of his 2011 base salary.

        Mr. Anderson's incentive plan target percentage pursuant to the 2012 Management Incentive Plan continues at 55% of his base annual salary in 2012. His actual potential 2012 Management Incentive Plan payment could therefore range from 0% to 110% of his base annual salary in 2012 based on fiscal year 2012 results.

        In addition, following the catastrophic flood which struck the Company's Sidney, New York military products factory in September 2011, as part of a recognition award made to employees in that location Mr. Anderson was paid a special bonus of 25% of his base salary, or $114,252, in December 2011. This bonus was outside the Company's normal compensation program, and was paid in light of the severity of the catastrophe, and significance of Mr. Anderson's contributions leading the recovery of operations.

        In May 2011, Mr. Anderson was awarded 68,000 options pursuant to the 2009 Option Plan with an exercise price of $53.48.

        The imputed value of compensation for group term life insurance provided to Mr. Anderson in 2011 in excess of $50,000, net of employee payments was $6,817. Mr. Anderson continues to participate in the pension plan described in the Pension Plan Background commencing on page 41. The increase in pension value in 2011 for Mr. Anderson was $752,300. The Company continues to contribute to Mr. Anderson's group term life insurance in 2012.

        Mr. Walter.    In January 2012, Mr. Walter's annual base salary, subject to certain foreign exchange currency adjustments, was increased by approximately 3% from $480,045 to $494,350.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Walter is the product of his 2011 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier.

        The determination of his incentive plan multiplier takes into account achievement of the quantitative and qualitative factors described above and resulted in an incentive plan multiplier of 115%. His incentive plan payment pursuant to the 2011 Management Incentive Plan was $315,500, representing the product of his 2011 base salary of $480,045 multiplied by his incentive plan target percentage of 55%, multiplied by his incentive plan multiplier of 115%, subject to certain foreign exchange currency adjustments and qualitative adjustments. This was 66% of his 2011 base salary, as compared to a maximum possible payout under the 2011 Management Incentive Plan of 110% of his 2011 base salary.

        Mr. Walter's incentive plan target percentage pursuant to the 2012 Management Incentive Plan continues at 55% of his base annual salary in 2012. His actual potential 2011 Management Incentive Plan payment could therefore range from 0% to 110% of his base annual salary in 2012 based on fiscal 2012 results.

        In May 2011, Mr. Walter was awarded 68,000 options pursuant to the 2009 Option Plan with an exercise price of $53.48.

        The imputed value of compensation for group term life insurance provided to Mr. Walter in 2011 in excess of $50,000, net of employee benefits was $2,084. Mr. Walter continues to participate in the pension plan but his benefits under such plan have been frozen as described in the Pension Plan Background commencing on page 41. In 2011, Mr. Walter received a 401(k) match of $12,250 and the Company made contributions to the DC SERP on behalf of Mr. Walter in 2011 of $23,879. In 2012, the Company continues to contribute to Mr. Walter's group term life insurance. Mr. Walter continues to participate in the 401(k) plan and the DC SERP in 2012.

        Mr. Raley.    In January 2012, Mr. Raley's annual base salary was increased by approximately 4% from $426,000 to $443,000, in part, to reflect his promotion to Senior Vice President.

        Consistent with the methodology for calculating incentive plan payments described in "Performance Based Incentive Plans" above, the calculation of the incentive plan payment for Mr. Raley is the product of his 2011 base compensation, multiplied by his incentive plan target percentage and his incentive plan multiplier.

        The determination of his incentive plan multiplier takes into account achievement of the quantitative and qualitative factors described above and resulted in an incentive plan multiplier of 20%. His incentive plan payment pursuant to the 2011 Management Incentive Plan was $46,860, representing the product of his 2011 base salary of $426,000 multiplied by his incentive plan target percentage of 55%, multiplied by his incentive plan multiplier of 20%. This was approximately 11% of his 2011 base salary as compared to a maximum possible payout under the 2011 Management Incentive Plan of 110% of his 2011 base salary.

        Mr. Raley's incentive plan target percentage pursuant to the 2012 Management Incentive Plan continues at 55% of his base annual salary in 2012. His actual potential 2012 Management Incentive Plan payment could therefore range from 0% to 110% of his base annual salary in 2012 based on fiscal year 2012 results.

        In May 2011, Mr. Raley was awarded 68,000 options pursuant to the 2009 Option Plan with an exercise price of $53.48.

        The imputed value of compensation for group term life insurance provided to Mr. Raley in 2011 in excess of $50,000, net of employee payments was $959. Mr. Raley continues to participate in the pension plan but his benefits under such pension plan have been frozen as described in the Pension Plan Background commencing on page 41. In 2011, Mr. Raley received a 401(k) match of $12,250 and the Company made contributions to the DC SERP on behalf of Mr. Raley in 2011 of $23,130. The Company continues to contribute to Mr. Raley's group term life insurance in 2012. He also continues to participate in the 401(k) plan and the DC SERP in 2012.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee consists of three directors who are independent directors as defined under the NYSE Listing Standards and the Company's Governance Principles. The Compensation Committee has undertaken a review of its Charter, practices and procedures. A copy of the current Compensation Committee Charter is available on the Company's website at www.amphenol.com by clicking on "Investors", then "Governance" and then "Compensation Committee Charter".

        The Compensation Committee reports that it has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion & Analysis be included in this 2012 Proxy Statement and the Form 10-K for the year ended December 31, 2011 filed with the SEC on February 24, 2012.

Compensation Committee John R. Lord, Chairman Edward G. Jepsen Andrew E. Lietz

Compensation Committee Interlocks and Insider Participation

        During 2011, Messrs. Jepsen, Lietz and Lord served on the Compensation Committee. Neither Messr. Lietz or Lord is or formerly was an employee or officer of the Company. Mr. Jepsen was a non-executive employee from January 2005 through his retirement in December 2006. Prior thereto, Mr. Jepsen served as an executive officer of the Company from May 1989 through October 2004 and as a director from 1989 through 1997. Mr. Jepsen is an independent director as defined under the NYSE Listing Standards and the Company's Governance Principles. Mr. Norwitt is the only current officer or employee of the Company who served on the Board during 2011. Mr. Norwitt does not serve on the board of directors of any other company.

SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation provided by the Company to the named executive officers during 2009, 2010 and 2011. When setting total compensation for each of the named executive officers, the Compensation Committee considers tally sheet information including the total current compensation, including equity and non-equity based compensation, for all executive officers of the Company, including the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)(2)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

R.A. Norwitt	2011	900,000	0		n/a	4,156,550	765,000	14,500	116,308	5,952,358
President & CEO	2010	880,000	0		n/a	4,550,800	1,425,600	8,800	67,125	6,932,325
	2009	683,333	0		n/a	5,332,800	0	7,000	78,146	6,101,279

D.G. Reardon	2011	592,000	0		n/a	1,606,260	327,080	173,400	60,945	2,759,685
Executive Vice President & CFO	2010	574,500	0		n/a	1,761,600	568,755	119,200	31,758	3,055,813
	2009	555,083	0		n/a	2,222,000	0	98,900	45,750	2,921,733

G.A. Anderson	2011	457,000	114,252	(5)	n/a	958,120	113,108	752,300	6,817	2,401,597
Senior Vice President	2010	444,000	0		n/a	1,056,960	488,400	335,800	6,637	2,331,797
	2009	429,417	0		n/a	1,222,100	0	430,600	4,174	2,086,291

L. Walter	2011	480,045	0		n/a	958,120	315,500	83,600	38,213	1,875,478
Senior Vice President	2010	454,786	0		n/a	1,056,960	375,462	56,600	21,570	1,965,378
	2009	441,071	0		n/a	1,222,100	0	48,600	31,443	1,743,214

Z. W. Raley	2011	426,000	0		n/a	958,120	46,860	37,600	36,339	1,504,919
Senior Vice President	2010	410,000	0		n/a	1,056,960	270,600	22,800	20,376	1,780,736
	2009	377,167	0		n/a	1,222,100	0	18,100	30,835	1,648,202

(1)
With respect to Mr. Norwitt, Ms. Reardon and Messrs. Anderson, Raley and Walter, the amounts in this column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards granted in the fiscal years ended December 31, 2009, 2010 and 2011. Assumptions used in the calculation of these amounts are included in Note 7—Equity; Stock-Based Compensation to the Company's 2011 Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts in this column do not correspond to the actual value that may be recognized by the named executive officers when any such option awards are actually exercised.

(2)
None of the named executive officers received non-equity incentive plan compensation for 2009. The non-equity incentive plan compensation for 2011 and 2010 for all plan participants, including the named executive officers, was paid in January 2012 and 2011, respectively. See Performance Based Incentive Plans on page 25.

(3)
In 2006, the Company amended its Pension Plan for Employees of Amphenol Corporation (the "Pension Plan") by freezing accruals effective December 31, 2006 for certain personnel below the age of 50 and/or with certain years of service with the Company. Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan (the "DC SERP") for those same individuals. Beginning in 2007, Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter are no longer accruing any additional benefits under the Pension Plan. Notwithstanding that their pension benefits were frozen effective December 31, 2006, there was a change in pension values for Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter of $14,500, $173,400, $37,600 and $83,600, respectively, because of changes in actuarial assumptions in 2011 as compared to 2010. The increase in pension value for each of Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter represents the increase in the actuarial present value of their respective benefits under the Pension Plan using the interest rate and mortality assumptions consistent with those used in Note 9—Benefit Plans and Other Postretirement Benefits to the financial statements included in the Company's 2011 Annual Report on Form 10-K. Mr. Anderson continues to accrue additional benefits under the Pension Plan but does not receive an employer contribution under the Amphenol 401(k) Plan nor does he participate in the DC SERP. Employer contributions to the 401(k) Plan and DC SERP are included as compensation under the "All Other Compensation" column.

(4)
"All Other Compensation" consists of the following:

Name	Year	Imputed Compensation for Group Life Insurance in Excess of $50,000 Net of Employee Payments ($)	Car & Driver ($)	401(k) Company Contribution ($)	DC SERP Company Contribution ($)	Total ($)

R.A. Norwitt	2011	2,098	21,625	12,250	80,335	116,308
	2010	2,052	21,073	12,250	31,750	67,125
	2009	1,580	25,524	12,250	38,792	78,146

D.G. Reardon	2011	3,126	0	12,250	45,569	60,945
	2010	3,033	0	12,250	16,475	31,758
	2009	2,926	0	12,250	30,574	45,750

G.A Anderson	2011	6,817	0	0	0	6,817
	2010	6,637	0	0	0	6,637
	2009	4,174	0	0	0	4,174

L. Walter	2011	2,084	0	12,250	23,879	38,213
	2010	2,020	0	12,250	7,300	21,570
	2009	1,913	0	12,250	17,280	31,443

Z. W. Raley	2011	959	0	12,250	23,130	36,339
	2010	876	0	12,250	7,250	20,376
	2009	845	0	11,800	17,740	30,385

(5)
Mr. Anderson was paid a special bonus of 25% of his base salary, or $114,252, in December 2011 in recognition of his efforts in leading the recovery of operations following the catastrophic flood which struck the Company's Sidney, New York military products factory in September 2011.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct certain compensation paid to the principal executive officer and certain other executive officers in excess of $1 million per year. However, certain performance-based compensation is not subject to such limitation. The Company intends, to the extent practicable, to preserve deductibility of compensation paid to its named executive officers while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment. The Company's 2009 Executive Incentive Plan compensation is performance-based and is designed and is intended to qualify for such performance-based deductibility exception.

        The Company does not believe, however, that it would be in the best interests of the Company or its stockholders to restrict the Compensation Committee's discretion and flexibility to design compensation plans and arrangements that may result in non-deductible compensation expenses.

Employment Agreements

        In conjunction with accepting each stock option award, each of the named executive officers becomes party to a management stockholder's agreement with the Company which contemplates, among other things, that a terminated employee may be paid, at the Company's discretion, fifty percent of base salary in the form of salary continuation following his/her termination for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company.

        Pursuant to an employment letter agreement with the Company dated March 22, 1999, the Company has agreed that if Mr. Walter is terminated, the Company is obligated to pay him lump sum severance equal to 100% of the base compensation he received in the twelve-month period preceding his termination, provided that no severance payment will be made to Mr. Walter if he voluntarily terminates his employment or if he is terminated for cause.

        Except as set forth above, Mr. Norwitt, Ms. Reardon and Messrs. Anderson, Raley and Walter are not parties to any employment agreements with the Company.

 Stock Option Plans

        The employee stock option plan is administered by the Compensation Committee of the Board. The Compensation Committee will consider recommendations of the Chief Executive Officer and other senior management employees of the Company and determine those employees of Amphenol and its subsidiaries who will be eligible to receive options, the number and the terms and conditions of each option grant, the form of the option agreement and any conditions on the exercise of an option award. While options remain outstanding under the 2000 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2000 Option Plan"), the only plan pursuant to which employees currently may be granted stock options is The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the "2009 Option Plan"). The 2009 Option Plan was approved by stockholders at the 2009 Annual Meeting. The terms of the 2009 Option Plan and the terms of the 2000 Option Plan are substantially identical. See Stock Option Plans on page 28. These plans provide that only non-qualified options as defined in Section 422 of the Internal Revenue Code and purchase stock as defined in the option plans may be granted. No options can be granted at less than the fair market value of the Company's Common Stock on the date of the grant. The Company is not able to grant any restricted stock awards, stock appreciation rights, dividend equivalent rights, performance units, performance shares or any other stock-based grants other than non-qualified options under the option plans, and stockholder approval is required for any further material amendments. Option awards vest in equal annual installments over a five-year period and have a ten-year term. In the event of a death or disability (as defined in the plans), assuming the minimum service requirements have been satisfied, a participant will immediately vest in all outstanding options. The Committee has discretion to allow vesting of unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten years of employment with the Company. Vesting stops under most other termination situations.

        A total of 2,435,350 options were granted under the 2009 Option Plan in May 2011 at an exercise price of $53.48 to 375 employees of the Company including the named executive officers.

        Of the 16,000,000 shares of Common Stock reserved for issuance pursuant to the 2009 Option Plan, 7,788,950 shares are available for future option grants as of April 2, 2012. The 2009 Option Plan limits the number of options that may be granted to any one participant to not more than 3,000,000 options. On April 2, 2012 the market value per share of Common Stock was $61.33 (determined by reference to the closing price listed on the New York Stock Exchange, Inc. Composite Tape.) The exercise prices of the 7,661,050 options outstanding as of April 2, 2012 under the 2009 Option Plan range from $32.01 to $53.48. The exercise prices of the 5,003,389 options outstanding as of April 2, 2012 under the 2000 Option Plan range from $10.05 to $49.56.

Repricing of Options/Granting of SARs

        During the last fiscal year, the Company did not reprice any options nor did it grant any SARs. The Company's 2000 Option Plan and 2009 Option Plan do not provide for the granting of SARs or any other stock based grants.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2011

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant Date Fair Value ($)(2)
Name
		Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #

R.A. Norwitt	1/25/11	0	900,000	1,800,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/11	n/a	n/a	n/a	n/a	n/a	n/a	n/a	295,000	53.48	4,156,550

D.G. Reardon	1/25/11	0	384,800	769,600	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/11	n/a	n/a	n/a	n/a	n/a	n/a	n/a	114,000	53.48	1,606,260

G.A. Anderson	1/25/11	0	251,350	502,700	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/11	n/a	n/a	n/a	n/a	n/a	n/a	n/a	68,000	53.48	958,120

L. Walter	1/25/11	0	264,025	528,050	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/11	n/a	n/a	n/a	n/a	n/a	n/a	n/a	68,000	53.48	958,120

Z. W. Raley	1/25/11	0	234,300	468,600	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	5/26/11	n/a	n/a	n/a	n/a	n/a	n/a	n/a	68,000	53.48	958,120

(1)
The amounts in the columns under the title Estimated Possible Payouts Under Non-Equity Incentive Plan Awards reflect the possible payouts under the Company's 2011 Management Incentive Plan. The 2011 Management Incentive Plan is a single-year plan with a single-year performance measure that became final and effective when approved by the Company's Board of Directors in January of 2011 and terminated December 31, 2011. The non-equity incentive plan compensation for 2011 for all plan participants including the named executive officers was paid in January 2012. Amounts paid to the named executive officers are indicated in the Summary Compensation Table on page 35.

(2)
The amounts in the column titled Full Grant Date Fair Value reflect the full grant date fair value of the option awards granted on May 26, 2011 calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8—Equity; Stock-Based Compensation to the Company's 2011 Annual Report on Form 10-K, except that rules of the SEC require that the amounts shown in this table and its footnotes exclude the impact of assumed forfeitures, if any, related to service based vesting conditions. The amounts reflected in this column for the 2011 option grants do not correspond to the actual value that may be recognized by the named executive officers when these options are actually exercised.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END

Name	Option Awards(1)						Stock Awards(2)

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)

R.A. Norwitt	48,000	0		n/a	15.0925	Nov. 16, 2013	n/a	n/a	n/a	n/a
	52,000	0		n/a	18.3950	April 11, 2015	n/a	n/a	n/a	n/a
	68,000	0		n/a	26.8050	May 23, 2016	n/a	n/a	n/a	n/a
	96,000	24,000	(3)	n/a	34.5500	May 23, 2017	n/a	n/a	n/a	n/a
	120,000	80,000	(4)	n/a	45.9500	May 21, 2018	n/a	n/a	n/a	n/a
	192,000	288,000	(5)	n/a	32.0100	May 20, 2019	n/a	n/a	n/a	n/a
	62,000	248,000	(6)	n/a	42.9900	May 26, 2020	n/a	n/a	n/a	n/a
	0	295,000	(7)	n/a	53.4800	May 25, 2021	n/a	n/a	n/a	n/a

D.G. Reardon	120,000	0		n/a	26.8050	May 23, 2016	n/a	n/a	n/a	n/a
	88,000	22,000	(3)	n/a	34.5500	May 23, 2017	n/a	n/a	n/a	n/a
	72,000	48,000	(4)	n/a	45.9500	May 21, 2018	n/a	n/a	n/a	n/a
	80,000	120,000	(5)	n/a	32.0100	May 20, 2019	n/a	n/a	n/a	n/a
	24,000	96,000	(6)	n/a	42.9900	May 26, 2020	n/a	n/a	n/a	n/a
	0	114,000	(7)	n/a	53.4800	May 25, 2021	n/a	n/a	n/a	n/a

G.A. Anderson	70,000	0		n/a	18.3950	April 11, 2015	n/a	n/a	n/a	n/a
	80,000	0		n/a	26.8050	May 23, 2016	n/a	n/a	n/a	n/a
	57,600	14,400	(3)	n/a	34.5500	May 23, 2017	n/a	n/a	n/a	n/a
	42,000	28,000	(4)	n/a	45.9500	May 21, 2018	n/a	n/a	n/a	n/a
	44,000	66,000	(5)	n/a	32.0100	May 20, 2019	n/a	n/a	n/a	n/a
	14,400	57,600	(6)	n/a	42.9900	May 26, 2020	n/a	n/a	n/a	n/a
	0	68,000	(7)	n/a	53.4800	May 25, 2021	n/a	n/a	n/a	n/a

L. Walter	30,000	0		n/a	10.9525	May 1, 2012	n/a	n/a	n/a	n/a
	54,000	0		n/a	18.3950	April 11, 2015	n/a	n/a	n/a	n/a
	13,200	0		n/a	26.8050	May 23, 2016	n/a	n/a	n/a	n/a
	51,200	12,800	(3)	n/a	34.5500	May 23, 2017	n/a	n/a	n/a	n/a
	39,600	26,400	(4)	n/a	45.9500	May 21, 2018	n/a	n/a	n/a	n/a
	44,000	66,000	(5)	n/a	32.0100	May 20, 2019	n/a	n/a	n/a	n/a
	14,400	57,600	(6)	n/a	42.9900	May 26, 2020	n/a	n/a	n/a	n/a
	0	68,000	(7)	n/a	53.4800	May 25, 2021	n/a	n/a	n/a	n/a

Z. W. Raley	52,000	0		n/a	26.8100	May 23, 2016	n/a	n/a	n/a	n/a
	46,400	11,600	(3)	n/a	34.5500	May 23, 2017	n/a	n/a	n/a	n/a
	40,200	26,800	(4)	n/a	45.9500	May 21, 2018	n/a	n/a	n/a	n/a
	44,000	66,000	(5)	n/a	32.0100	May 20, 2019	n/a	n/a	n/a	n/a
	14,400	57,600	(6)	n/a	42.9900	May 26, 2020	n/a	n/a	n/a	n/a
	0	68,000	(7)	n/a	53.4800	May 25, 2021	n/a	n/a	n/a	n/a

(1)
All options currently outstanding vest at a rate of 20% per year over the first five years of the ten-year option term, subject to certain exceptions. Vesting of all unvested options would be accelerated upon death or disability of the option awardee. The Compensation Committee of the Board of Directors has the discretion to allow vesting of unvested options following termination of employment due to retirement at age 65 or older or following termination of employment due to retirement at age 55 or older with at least ten (10) years of employment with the Company. Vesting stops immediately and all such unvested options are automatically forfeited upon termination of active employment under most other termination situations.

(2)
No stock awards are contemplated or provided for under the Company's stock option plans or any other plan administered by the Company.

(3)
Of this unvested portion of stock options, 100% is scheduled to vest on May 24, 2012.

(4)
Of this unvested portion of stock options, 50% is scheduled to vest on each of May 22, 2012 and May 22, 2013.

(5)
Of this unvested portion of stock options, 33% is scheduled to vest on each of May 21, 2012, May 21, 2013 and May 21, 2014.

(6)
Of this unvested portion of stock options, 25% is scheduled to vest on each of May 27, 2012, May 27, 2013, May 27, 2014 and May 27, 2015.

(7)
Of this unvested portion of stock options, 20% is scheduled to vest on each of May 26, 2012, May 26, 2013, May 26, 2014, May 26, 2015 and May 26, 2016.

OPTION EXERCISES AND STOCK VESTED FOR THE 2011 FISCAL YEAR

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Shares Number of Acquired on Vesting (#)	Value Realized on Vesting ($)

R.A. Norwitt	24,000	1,105,498	n/a	n/a
D. G. Reardon	200,000	7,233,240	n/a	n/a
G.A. Anderson	0	0	n/a	n/a
L. Walter	102,800	3,499,794	n/a	n/a
Z. W. Raley	0	0	n/a	n/a

(1)
No stock awards are contemplated or provided for under the Company's employee stock option plans or any other employee plan administered by the Company.

PENSIONS AND DEFERRED COMPENSATION

Pension Plan

        Pension Plan Background.    Through December 31, 2006, the only retirement benefit funded by the Company was its pension plan. Prior to 1998, the Company and its U.S. subsidiaries maintained eight separate defined benefit pension plans covering substantially all employees of Amphenol Corporation and its U.S. subsidiaries. Effective December 31, 1997, these pension plans were merged into the Pension Plan for Employees of Amphenol Corporation (the "Plan"). The prior formulas for calculating pension benefits for employees from different operations were retained in different sections of the Plan. All the named executive officers participate in and their pension benefits are calculated under the Amphenol Plan Section, the LPL Plan Section, or the Sidney Salaried Plan Section of the Plan. Non-employee directors do not participate in the Plan.

        In 2006, the Company amended the Plan by freezing accruals effective December 31, 2006 for certain personnel (referred to herein as the "non-grandfathered participants"). Simultaneously, the Company implemented employer contributions to the Amphenol 401(k) Plan and to a related non-qualified supplemental defined contribution plan for these non-grandfathered participants. Prior to 2007, the Company did not make any contributions to the Amphenol 401(k) Plan and the Company did not have a related non-qualified supplemental defined contribution plan.

        Non-grandfathered participants are salaried employees of Amphenol Corporation or one of its U.S. subsidiaries participating in the Plan who are not "grandfathered participants". "Grandfathered participants" are all salaried personnel of Amphenol Corporation or its U.S. subsidiaries participating in the Plan who as of December 31, 2006 were either: (i) age 50 or older with 15 or more years of service or (ii) who had 25 or more years of service. Of the five named executive officers, (i) Mr. Anderson is the only grandfathered participant and (ii) Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter are non-grandfathered participants.

        Mr. Anderson is a grandfathered participant who will continue to accrue incremental benefits under the Plan and the related SERP and will continue to be eligible to participate in the Amphenol 401(k) plan with no employer contributions. Additional benefit accruals for non-grandfathered participants in the Plan ceased effective January 1, 2007. The Plan freeze for non-grandfathered participants, including Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter, does not affect any retirement benefit earned by such non-grandfathered participants under the Plan prior to January 1, 2007.

        The Company has a policy that prohibits granting extra years of credited service under the Plan.

        General Provisions of the Plan for Salaried Employees.    The Plan provides for annual pensions to certain salaried employees who complete five years of service with the Company. The normal retirement date under the Plan is the first day of the month following a participant's 65th birthday. A participant may also retire as of the first day of any month subsequent to the participant's 55th birthday and completion of either five or ten years of service, however, a participant's normal retirement benefit is reduced by as much as 50% if payment of retirement benefits commences upon early retirement. Retirement benefits are paid in the form of a life annuity (generally a reduced joint and survivor annuity for married participants).

        Details About the Amphenol Plan Section.    The Company is required to make all contributions necessary to provide benefits payable under the Amphenol Plan Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Amphenol Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, excluding bonuses and incentive plan payments, during any five consecutive years of service with the Company or its participating divisions or affiliates during the ten calendar years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Amphenol Plan Section of the Plan is equal to the greater of: (i) 1.1% of the participant's final average pensionable compensation multiplied by the participant's years of credited service or (ii) 1.8% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (1% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 30. In 2011, Mr. Norwitt was the only named executive officer in the Amphenol Plan Section of the Plan, although Mr. Norwitt's benefit was frozen as of December 31, 2006. Mr. Loeffler retired as of December 31, 2010 and is no longer a Company employee. Therefore, his benefits under the Plan are fixed as of his retirement. He does continue to serve the Company as Chairman of the Board. His monthly retirement benefit equals $6,761 from the Plan and $18,363 from the SERP. Mr. Loeffler is in the Amphenol Plan Section of the Plan.

        Details About the LPL Plan Section.    Prior to January 1, 2000, participants in the LPL Plan Section of the Plan were required to make contributions to the Plan. Since January 1, 2000, no participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the LPL Plan Section of the Plan as the participant's highest average annual total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any five consecutive years of service with the Company and its participating divisions or affiliates during the ten years of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the LPL Plan Section of the Plan is equal to 2% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 less 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25. In 2011, Ms. Reardon and Messrs. Raley and Walter were the only named executive officers in the LPL Plan Section of the Plan, although each of their benefits was frozen as of December 31, 2006. Mr. Jepsen retired as of December 31, 2006 and is no longer a Company employee. Therefore, his benefits under the Plan are fixed as of his retirement. He does continue to serve the Company on the Board. His monthly retirement benefit equals $4,708 from the Plan and $7,770 from the SERP. Mr. Jepsen is in the LPL Plan Section of the Plan.

        Details About the Sidney Plan Salaried Section.    The Company is required to make all contributions necessary to provide benefits payable under the Sidney Salaried Section of the Plan. No participant contributions are required or permitted.

        Retirement benefits are calculated based on final average pensionable compensation which is defined under the Sidney Salaried Section of the Plan as twelve times the participant's highest average monthly total compensation from the Company and its participating divisions or affiliates, including bonuses and incentive plan payments, during any sixty consecutive months of service with the Company and its participating divisions or affiliates during the 120 months of service preceding the participant's termination of employment. The annual normal retirement benefit for a participant in the Sidney Salaried Section of the Plan is equal to the greater of: (i) 2.0% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 25 (0.5% for years in excess of 25) reduced by 2% of the participant's estimated annual social security benefit multiplied by the participant's years of credited service not in excess of 25 or (ii) $8 plus 0.75% of the participant's final average pensionable compensation multiplied by the participant's years of credited service not in excess of 30. In 2011, Mr. Anderson was the only named executive officer in the Sidney Salaried Section of the Plan.

        Mr. Anderson's Retirement Benefit Assuming He Elects Early Retirement.    Mr. Anderson meets the age and service requirements for early retirement under the Sidney Salaried Plan Section. If Mr. Anderson were to have elected early retirement as of December 31, 2011, he could have elected to receive his accrued benefit starting at age 65 or a reduced benefit commencing as of his retirement date. The reduced benefit would be equal to the benefit that would otherwise be payable at his normal retirement date

($10,000 per month payable from the Plan and $18,788 per month payable from the SERP), reduced by 1/180th for each of the first 60 months and by 1/360th for each of the months more than 60 by which Mr. Anderson's hypothetical early retirement date precedes his normal retirement date (i.e. 47 months). Using this formula, Mr. Anderson's early retirement benefit if he had elected early retirement as of December 31, 2011 would have been $7,389 per month payable from the Plan and $13,875 per month payable from the SERP.

        Supplemental Employee Retirement Plan.    Section 415 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), currently limits the maximum annual benefit which may be paid to any employee from a tax-qualified plan to $195,000 in 2011 and $200,000 in 2012. Section 401(a)(17) of the Internal Revenue Code currently limits the amount of compensation taken into account under a tax-qualified plan to $245,000 in 2011 and $250,000 in 2012. These limitations continue to be subject to future adjustment. The Company sponsors a SERP which formally provides for the payment of the portion of an annual pension which cannot be paid from the Plan as a result of the Internal Revenue Code limitations described above. Final average pensionable compensation under the SERP, however, is limited to 3.33 times the Section 401(a)(17) limitation beginning with 2007 pensionable compensation ($500,000 for years before 2007).

Pension Benefits for the 2011 Fiscal Year

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

R.A. Norwitt(3)	Pension Plan for Employees of Amphenol Corporation—Amphenol Plan Section	3.0	43,500	0

	Amphenol Corporation Supplemental Employee Retirement Plan	3.0	14,500	0

D.G. Reardon	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	17.5	466,600	0

	Amphenol Corporation Supplemental Employee Retirement Plan	17.5	443,900	0

G.A. Anderson	Pension Plan for Employees of Amphenol Corporation—Sidney Plan Section	37.3	1,165,800	0

	Amphenol Corporation Supplemental Employee Retirement Plan	37.3	2,189,200	0

L.Walter(4)	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	8.0	208,800	0

	Amphenol Corporation Supplemental Employee Retirement Plan	8.0	237,700	0

Z. W. Raley	Pension Plan for Employees of Amphenol Corporation—LPL Plan Section	7.0	114,900	0

	Amphenol Corporation Supplemental Employee Retirement Plan	7.0	37,200	0

(1)
Computed as of December 31, 2011, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2011 financial statements. Credited service was frozen as of December 31, 2006 for Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter.

(2)
Computed as of December 31, 2011, the same Pension Plan measurement date used for financial statement reporting purposes with respect to the Company's audited 2011 financial statements. Calculation of present value reflects FASB ASC Topic 715, "Compensation Retirement Benefits", expense assumptions described in Note 9—Benefit Plans and Other Postretirement Benefits to the Company's 2011 Annual Report on Form 10-K.

(3)
Although Mr. Norwitt had been employed with the Company or its subsidiaries for eight years as of December 31, 2006 when his credited service was frozen, he has only 3.0 years of credited service in the

  Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Norwitt was employed by Amphenol East Asia Limited, a Hong Kong subsidiary of the Company.

(4)
Although Mr. Walter had been employed with the Company or its subsidiaries for approximately 23 years when his credited service was frozen, he has only 8.0 years of credited service in the Plan and the SERP. Prior to becoming directly employed by Amphenol Corporation and joining the Plan and the SERP, Mr. Walter was employed by Amphenol Socapex SAS, a French subsidiary of the Company.

        Pension Plan and 401(k) Plan.    Prior to December 31, 2006, none of the named executive officers participated in a non-qualified defined contribution or other deferred compensation plan pursuant to which the Company made contributions. Prior to December 31, 2006, all salaried personnel of Amphenol Corporation and its subsidiaries which participate in the Plan had a retirement income program consisting of: (i) eligibility to participate in the Plan and (ii) the Company's qualified 401(k) savings plan, for which the Company did not make any contributions (the "Amphenol 401(k) Plan").

        In 2006, the Company amended this retirement income program by freezing accruals under the Plan effective December 31, 2006 for non-grandfathered participants and simultaneously implementing employer contributions to the Amphenol 401(k) Plan for non-grandfathered participants. Grandfathered participants continue to accrue incremental benefits under the Plan and to be eligible to participate in the Amphenol 401(k) plan with no employer contributions to the Amphenol 401(k) Plan.

        As part of these changes to the retirement income program, commencing January 1, 2007, non-grandfathered participants, including Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter are provided a Company contribution to their Amphenol 401(k) Plan accounts equal to 2% of their covered earnings. No employee contribution is required for this 2% Company contribution. Covered earnings include base salary and incentive plan compensation. In addition, the Company matches 100% of the non-grandfathered employee's first 3% contribution of their covered earnings to his or her Amphenol 401(k) Plan account, including the accounts of Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter. During the first four years of a participant's employment with the Company, the employer allocation vests 25% per year for each year of service. After four full years of employment with the Company, the employer allocation is fully vested historically and on a going forward basis.

        The Company also sponsors a non-qualified supplemental defined contribution plan, or DC SERP, effective January 1, 2007. Under the DC SERP, non-grandfathered participants, including Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter are credited with a 5% employer allocation on compensation in excess of the Internal Revenue Code Section 401(a)(17) limit, subject to a vesting schedule that requires the participant to complete five full years of service with the Company before the employee is entitled to the account balance which begins accumulating when employment commences. Eligible employees, including Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter are also permitted to defer up to 5% of his or her estimated compensation in excess of the Internal Revenue Code Section 401(a)(17) limit to his or her DC SERP account. A participant's election to defer compensation is made prior to the beginning of each year, and is binding for the applicable year. The participant concurrently selects the timing of the distribution of their deferred compensation. Distributions may occur upon termination of employment (including retirement or disability) or upon a specified future date while still employed (an "in-service distribution"), as elected by the participant. Each years' deferrals may have a separate distribution election. Distributions payable upon termination of employment may be elected as (i) a lump sum cash payment or (ii) a series of annual cash installments payable over a designated term between two and fifteen years. In-service distributions may be elected by the participant as a single lump sum cash payment or in annual cash payments over a term between two and fifteen years, in either case beginning not earlier than January of the year following the calendar year of the deferral. However, when no election regarding the timing and form of distribution is made, the distribution will be, upon separation from employment and in a lump sum. When the executive is a "key employee" for purposes of Section 409A of the Internal Revenue Code, any distribution payable on account of termination of employment will not occur until after six months following termination of employment. The named executive officers would be key employees for this purpose. Compensation deferred by participants and any matching contributions made by the Company are credited to a bookkeeping account that represents the Company's unsecured obligation to repay the participant in the future. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options. Participants can change hypothetical investment options at their discretion, except that so-called "round-trip" transactions (i.e., trading from one fund to another, and then back to the original fund within 30-days) are not permitted. Eligible compensation permitted to be deferred under the DC SERP program includes base salary and non-equity incentive plan compensation.

Nonqualified Deferred Compensation for the 2011 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)

R.A. Norwitt	101,325	80,335	(29,043)	n/a	405,339
D.G. Reardon	44,567	45,569	(23,809)	n/a	322,602
G.A. Anderson	n/a	n/a	n/a	n/a	n/a
L. Walter	0	23,879	(3,778)	n/a	43,198
Z. W. Raley	22,924	23,130	(13,563)	n/a	147,953

(1)
The amounts in the column titled "Registrant Contributions in Last Fiscal Year" reflect the Company's allocation to the DC SERP for the benefit of Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter, respectively, and are included in the amounts in the table "All Other Compensation" under footnote (4) on page 36 and in the Summary Compensation Table on page 35. Mr. Anderson is not eligible to participate in the DC SERP.

(2)
The amounts in the column titled "Aggregate Earnings in Last Fiscal Year" reflect the notational losses of Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter in the DC SERP determined by tracking the decrease in value in the bookkeeping account of the hypothetical investment options selected by each of Mr. Norwitt, Ms. Reardon and Messrs. Raley and Walter for current year and prior year deferred and matching contributions. These notational losses are not included in the Summary Compensation Table on page 35 because such notational losses relate to the decrease in value of compensation the individual elected to defer and such decrease is based on market rates that are determined by reference to mutual funds.

(3)
The amounts in the column titled "Aggregate Balance at Last Fiscal Year-End" reflect the notational amounts in each named executive officer's DC SERP as of the last day of the 2011 fiscal year. The following table indicates the portion of the Aggregate Balance that was reported as compensation in the Summary Compensation Table in the Company's prior year proxy statements since the DC SERP was initiated in January 2007 (or would have been reported had the executive been a named executive officer).

Name	Amounts That Were Reported As Compensation in Prior Year Proxy Statements ($)
R. A. Norwitt	110,096
D. G. Reardon	106,287
G.A. Anderson	0
L. Walter	54,076
Z. W. Raley	49,260

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The amount of compensation that may be payable to each named executive officer upon voluntary termination, early retirement, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown on the tables on pages 48 to 50. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would have been paid out to the named executive officers in connection with their termination. The actual amounts to be paid out can only be determined in the event of and at the time of such executive's separation from the Company.

        Payments Made Upon Termination.    Regardless of the manner in which a named executive officer's employment is terminated, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts might include:

  •
  unused vacation pay;

  •
  amounts accrued and vested through the Company's retirement plans;

  •
  statutory entitlements; and

  •
  non-equity incentive compensation relating to the fiscal year.

        Payments Made Upon Retirement.    The Board has the discretion to decide if options awarded will vest following normal retirement at age 65 or upon early retirement at or after age 55 with more than 10 years of service. None of the named executive officers is currently eligible for normal retirement. Mr. Anderson is eligible for early retirement with more than 10 years of service. The disclosure in the tables on pages 48 to 50 for normal retirement and for early retirement assumes that the named executive officers were eligible to retire and that the Board has exercised its discretion to accelerate vesting of all unvested options.

        Payments Made Upon Involuntary Not for Cause Termination.    In the event of involuntary not for cause termination of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, the Board has the discretion to decide if options awarded that are not vested at the time of such termination shall vest and the terms of such vesting. The disclosure in the tables below for involuntary not for cause termination assumes that the Board has exercised its discretion to accelerate vesting of all such options.

        Payments Made Upon a Change in Control.    Immediately prior to a change in control, all outstanding options held by any employee, including a named executive officer, immediately vest and become exercisable at the discretion of the Board. A change in control is deemed to occur if there is a sale of all or substantially all of the assets of the Company or there is an acquisition of more than 50% of the Common Stock of the Company by a person or group. The disclosure in the tables below relating to Involuntary for Good Reason Termination (Change-in-control) assumes that the Board has exercised its discretion to cause all shares to vest.

        Payments Made Upon Death or Disability.    In the event of the death or disability of any employee, including a named executive officer, in addition to the benefits which might be made as reflected under the heading "Payments Made Upon Termination" above, he or she will receive benefits under the Company's disability plan and/or payments under the Company's Group Term Life Insurance plan, as appropriate. In the event of death or disability as defined in the Company's Option Plans, assuming the minimum service requirements have been satisfied, he or she will also immediately vest in all outstanding options.

        Health Care Benefits.    The Company does not currently offer any employee, including any named executive officers, any enhanced health care benefits on termination for any reason.

R. Adam Norwitt Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	765,000	765,000	765,000	765,000	0	765,000	765,000	765,000
Pay for covenant not to compete(2)	900,000	900,000	900,000	900,000	900,000	900,000	900,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	450,000	0
Vesting of stock options(4)	0	4,708,800	4,708,800	4,708,800	0	4,708,800	4,708,800	4,708,800

(1)
This is the amount actually paid to Mr. Norwitt in January 2012 pursuant to the 2011 Management Incentive Plan. Assuming a termination event as of December 31, 2011, this amount would only have been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Norwitt's annual base salary at December 31, 2011 was $900,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $450,000 is based on Mr. Norwitt's annual base salary at December 31, 2011 and assumes the maximum possible amount is paid, i.e. 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2011 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $45.39 on December 30, 2011.

Diana G. Reardon Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	327,080	327,080	327,080	327,080	0	327,080	327,080	327,080
Pay for covenant not to compete(2)	592,000	592,000	592,000	592,000	592,000	592,000	592,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	296,000	0
Vesting of stock options(4)	0	2,074,480	2,074,480	2,074,480	0	2,074,480	2,074,480	2,074,480

(1)
This is the amount actually paid to Ms. Reardon in January 2012 pursuant to the 2011 Management Incentive Plan. Assuming a termination event as of December 31, 2011, this amount would have only been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Ms. Reardon's annual base salary at December 31, 2011 was $592,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $296,000 is based on Ms. Reardon's 2011 end of year base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2011 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $45.39 on December 30, 2011.

Gary A. Anderson Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	113,108	113,108	113,108	113,108	0	113,108	113,108	113,108
Pay for covenant not to compete(2)	457,000	457,000	457,000	457,000	457,000	457,000	457,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	228,500	0
Vesting of stock options(4)	0	1,177,416	1,177,416	1,177,416	0	1,177,416	1,177,416	1,177,416

(1)
This is the amount actually paid to Mr. Anderson in January 2012 pursuant to the 2011 Management Incentive Plan. Assuming a termination event as of December 31, 2011, this amount would have only been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Anderson's annual base salary at December 31, 2011 was $457,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $228,500 is based on Mr. Anderson's December 31, 2011 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2011 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $45.39 on December 30, 2011.

Luc Walter Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment(1)	0	0	0	480,045	0	480,045	0	0
Incentive plan compensation(2)	315,500	315,500	315,500	315,500	0	315,500	315,500	315,500
Pay for covenant not to compete(3)	480,045	480,045	480,045	480,045	480,045	480,045	480,045	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(4)	0	0	0	0	0	0	240,023	0
Vesting of stock options(5)	0	1,160,072	1,160,072	1,160,072	0	1,160,072	1,160,072	1,160,072

(1)
Pursuant to his March 22, 1999 employment letter agreement with the Company, upon an involuntary not for cause termination, Mr. Walter would be entitled to a lump sum severance pay equal to base compensation paid in the last twelve months.

(2)
This is the amount actually paid to Mr. Walter in January 2012 pursuant to the 2011 Management Incentive Plan. Assuming a termination event as of December 31, 2011, this amount would have only been paid upon approval by the Compensation Committee.

(3)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Walter's annual base salary at December 31, 2011 was $480,045. Payments are made in the form of salary continuation.

(4)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $240,023 is based on Mr. Walter's December 31, 2011 base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(5)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2011 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $45.39 on December 30, 2011.

Zachary W. Raley Benefits and Payments upon Separation	Voluntary Termination ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Not For Cause Termination ($)	For Cause Termination ($)	Involuntary for Good Reason Termination (Change-in- control) ($)	Disability ($)	Death ($)

Severance payment	0	0	0	0	0	0	0	0
Incentive plan compensation(1)	46,860	46,860	46,860	46,860	0	46,860	46,860	46,860
Pay for covenant not to compete(2)	426,000	426,000	426,000	426,000	426,000	426,000	426,000	0
Accrued vacation pay	0	0	0	0	0	0	0	0
Company funded disability(3)	0	0	0	0	0	0	213,000	0
Vesting of stock options(4)	0	1,147,064	1,147,064	1,147,064	0	1,147,064	1,147,064	1,147,064

(1)
This is the amount actually paid to Mr. Raley in January 2012 pursuant to the 2011 Management Incentive Plan. Assuming a termination event as of December 31, 2011, this amount would have only been paid upon approval by the Compensation Committee.

(2)
Each of the named executive officers is a party to management stockholder's agreements with the Company which contemplate, among other things, that a terminated employee may be paid fifty percent of base salary following his/her termination, at the Company's discretion, for up to two years, in exchange for a firm undertaking from the terminated employee not to compete with the business of the Company. Mr. Raley's annual base salary at December 31, 2011 was $426,000. Payments are made in the form of salary continuation.

(3)
The Company funds a short term disability benefit that provides salary continuation for up to six months for most of its U.S. salaried employees. The potential payout of $213,000 is based on Mr. Raley's 2011 end of year base salary and assumes the maximum possible amount is paid, i.e., 100% of base salary for a six-month period.

(4)
Upon the occurrence of certain triggering events, all unvested options may vest. The indicated amounts under all columns represent the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of December 31, 2011 based on the closing price of the Company's Common Stock on the New York Stock Exchange of $45.39 on December 30, 2011.

PROPOSAL 3. ADVISORY VOTE ON
COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board is asking stockholders to approve the following advisory resolution at the 2012 Annual Meeting:

  RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

        The Board recommends a vote FOR this resolution because it believes that the compensation policies and practices of the Company described in the Compensation Discussion and Analysis are effective in helping to achieve the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executive officers' long-term interests with those of the stockholders and motivating the executive officers to remain with the Company for long and productive careers.

        We urge stockholders to read the Compensation Discussion and Analysis beginning on page 23 of this Proxy Statement, as well as the 2011 Summary Compensation Table and related compensation tables and narrative, appearing on pages 35 through 50 which provide detailed information on the Company's compensation policies and practices and the compensation of the Company's named executive officers.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating the Company's executive compensation program on an ongoing basis.

        At last year's annual meeting, the Company's stockholders cast a non-binding advisory vote regarding the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders. The Company's stockholders overwhelmingly approved the proposal with more than 97% of the votes cast in favor of the proposal

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY
RESOLUTION ON COMPENSATION OF NAMED EXECUTIVE OFFICERS.

PROPOSAL 4. AMENDMENTS TO THE COMPANY'S RESTATED
CERTIFICATE OF INCORPORATION AND BYLAWS TO DECLASSIFY THE BOARD

        The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") currently provides that the Board is divided into three classes of directors, with each class elected every three years. The Board has for some time been considering the elimination of the classified board structure. In its deliberations, the Board took into account the view of some stockholders that classified boards reduce the accountability of directors to stockholders because stockholders are unable to evaluate and elect all directors on an annual basis. The Board also considered that the election of directors is the primary means for stockholders to influence corporate governance policies of the Company. The Board has decided to submit the proposed amendments to eliminate its current classified board structure.

        The proposed amendments to the Certificate of Incorporation eliminate the classification of the Board over a two-year period and provide for the annual election of all directors beginning at the 2014 annual meeting of stockholders (each annual meeting of stockholders an "Annual Meeting") and make certain conforming changes to the Certificate of Incorporation and the Company's Bylaws (the "Bylaws"). If approved, the proposed amendments to the Certificate of Incorporation would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, attached to this proxy statement as Annex A (the "Certificate of Amendment"), which the Company would do promptly after stockholder approval is obtained for the proposed amendments (however, for the sake of clarity, if the stockholders approve both this proposal and Proposal 5 to eliminate supermajority voting, the Company will only file the Majority Voting Certificate of Amendment attached as Annex B, which incorporates the changes to the Certificate of Incorporation necessary to implement both proposals to declassify the Board and the proposal to eliminate supermajority voting). Board declassification would be phased-in over a two-year period, beginning at the 2012 Annual Meeting as follows:

  •
  From the effective time of the Certificate of Amendment until the election of directors at the 2013 Annual Meeting, the Board will be divided into two classes of directors, Class I and Class II, with the directors in Class I having a term that expires at the 2013 Annual Meeting and the directors in Class II having a term that expires at the 2014 Annual Meeting. The directors elected at the 2012 Annual Meeting will be elected for a term that expires at the 2013 Annual Meeting and shall be in Class I.

  •
  From and after the election of directors at the 2014 Annual Meeting, the Board will cease to be classified and the directors elected at the 2014 Annual Meeting (and each meeting thereafter) will be elected for a term expiring at the next Annual Meeting.

        Beginning with the 2014 Annual Meeting, all directors will stand for election at each Annual Meeting for one year terms. The proposed amendments would not change the present number of directors or the Board's authority to change that number and to fill any vacancies or newly created directorships.

        Delaware corporate law provides, unless otherwise provided in the certificate of incorporation, that members of a board that is classified may be removed only for cause. At present, because the Board is classified, the Certificate of Incorporation and the Bylaws provide that the members of the board are removable only for cause. If this Proposal is approved by stockholders, once the Board has become declassified in 2014, this stockholder action authorizes the Company to further amend Article SIXTH, Section 7 of the Certificate of Incorporation and Article III, Section 1 of the Bylaws following the 2014 Annual Meeting to provide that directors may be removed with or without cause.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 4.

PROPOSAL 5. APPROVAL OF AMENDMENTS TO THE COMPANY'S RESTATED
CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE SUPERMAJORITY VOTING

        Certain provisions of the Certificate of Incorporation and Bylaws require a supermajority vote to effect certain corporate actions. Subject to stockholder approval, and subject to stockholder approval of Proposal 4, our Board has approved amendments to the Certificate of Incorporation and Bylaws that would eliminate these supermajority voting provisions.

        The Board recommends that the stockholders eliminate the supermajority voting provisions contained in Article SIXTH, Section 6 of the Company's Certificate of Incorporation. In addition, the Board recommends that the stockholders eliminate the supermajority provisions contained in the Bylaws by amending Article VI to reduce the threshold required for stockholders to approve general bylaw amendments, from 80% of the outstanding shares to a majority standard.

        The Board is firmly committed to ensuring effective corporate governance. The Board has considered the advantages and disadvantages of maintaining the supermajority voting provisions. The Board has determined that, if the stockholders approve Proposal 4 above, amending the Certificate of Incorporation and Bylaws to eliminate the supermajority voting provisions is in the best interest of the Company and its stockholders.

        Subject to stockholder approval of Proposal 4 and this proposal, Article SIXTH, Section 6 of the Certificate of Incorporation will be amended and restated in its entirety as set forth in the Certificate of Amendment to Restated Certificate of Incorporation (the "Majority Voting Certificate of Amendment") attached to this proxy statement as Annex B (and for the sake of clarity, the Certificate of Amendment referenced in Proposal 4 to declassify the Board will not be separately filed as the Majority Voting Certificate of Amendment covers both declassification of the Board and elimination of supermajority voting). Assuming stockholder approval of this proposal, and subject to stockholder approval of Proposal 4, the Company anticipates filing the Majority Voting Certificate of Amendment with the Delaware Secretary of State on the day following the 2012 Annual Meeting.

        Subject to stockholder approval of Proposal 4 and this proposal, Section 9 of the Bylaws will be amended and restated in its entirety to read as follows:

  "Any of these bylaws may be altered, amended or repealed by the affirmative vote of a majority of the board of directors or, with respect to bylaw amendments placed before the stockholders for approval and except as otherwise provided herein or required by law, by the affirmative vote of the stockholders."

        Assuming stockholder approval of this proposal, and subject to stockholder approval of Proposal 4, the amendments to the Bylaws will be effective concurrently with the filing of the Majority Voting Certificate of Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 5.

PROPOSAL 6. RATIFICATION AND APPROVAL OF THE 2012 RESTRICTED
STOCK PLAN FOR DIRECTORS OF AMPHENOL CORPORATION

        On April 16, 2012 the Board approved the Company's 2012 Restricted Stock Plan for Directors (the "Plan"), subject to the approval of the Company's stockholders at the 2012 annual meeting of stockholders (each annual meeting of stockholders an "Annual Meeting"). The following summary of the principal features of the Plan is qualified by reference to the terms of the Plan, a copy of which is attached hereto as Annex C. Provided that the Plan is approved by stockholders at the 2012 Annual Meeting, it is anticipated that no additional options will be awarded pursuant to the 2004 Stock Option Plan for Directors of the Company (the "Stock Option Plan").

2012 Restricted Stock Plan for Directors

        The purpose of the Plan is to assist in attracting, retaining and compensating non-employee directors who are in a position to make material contributions to the success of the Company and the creation of stockholder value. The Plan offers a significant incentive to encourage our non-employee directors by enabling those individuals to accumulate shares of our Common Stock, thereby increasing their proprietary interest in the growth and success of the Company. The Company believes that offering restricted shares to non-employee directors, instead of stock options, is a good governance practice which contributes to director independence. Enabling share ownership by directors further aligns their financial interests consistent with their oversight role for the Company.

        The Plan provides for the direct award of restricted shares to non-employee directors. Immediately following the Company's 2012 Annual Meeting, seven non-employee directors will be eligible to receive an award under the Plan.

Administration

        The Plan is administered by the Nominating/Corporate Governance Committee of the Board (the "Committee"). Subject to the provisions set forth in the Plan, the Committee has the authority to interpret the Plan and award agreements, further define the terms of the Plan and make determinations necessary or advisable for the administration of the Plan.

Maximum Shares Available

        The maximum number of shares of Common Stock authorized and available for issuance under the Plan will be 125,000 shares. Restricted shares that are awarded to non-employee directors under the Plan and are forfeited on account of a failure to vest will again become available for future awards under the Plan.

        This limitation will be adjusted by the Committee, as appropriate and equitable, in the event of a stock dividend, stock split, reclassification of stock, consolidation of stock or similar events.

Participants

        Each member of the Board who is not a current employee or officer of the Company (or any of its affiliates or subsidiaries) (each such member a "non-employee director") will be eligible to receive awards under the Plan.

Awards

        Annual Grants.    On the first business day following the Company's Annual Meeting, each non-employee director will receive an automatic grant of restricted shares (each such grant an "Annual Grant"). The number of shares of Common Stock covered by each Annual Grant will be determined by dividing $125,000 by the fair market value (as defined in the Plan) of a share of Common Stock on the grant date rounded up to the next whole share amount.

        Interim Grants.    Any non-employee director who is not initially elected at an Annual Meeting will receive an automatic grant of restricted shares (each such grant an "Interim Grant"). The number of shares of Common Stock covered by an Interim Grant will have a fair market value, in the aggregate, of $125,000 pro-rated based on the number of full months remaining from the date the non-employee director is elected to the Board until the first anniversary of the last Annual Meeting rounded up to the next whole share amount.

        Discretionary Grants.    The Committee may, from time to time, increase the value of an Annual or Interim Grant or grant additional awards of restricted shares if the Committee determines such actions are necessary to induce an individual to become or remain a non-employee director or to reflect an increase in a non-employee director's duties or responsibilities (each such grant a "Discretionary Grant").

        Each award granted under the Plan will be subject to the terms and conditions of the Plan and a restricted share agreement to be entered into between the Company and the non-employee director. Non-employee directors who are granted restricted shares under the Plan generally have all of the rights of a stockholder with respect to those shares.

Vesting

        Each Annual Grant and any Interim Grant of restricted shares will fully vest on the first anniversary of the grant date; provided, however, that if the Company's Annual Meeting for the year following the grant date occurs prior to the first anniversary of the grant date, the Annual Grant or Interim Grant will fully vest on the day immediately before that Annual Meeting. The grants will be forfeited if the non-employee director does not continue to serve on the Board through the vesting date, except as described below.

        Any Discretionary Grant will vest in accordance with the terms set forth in the restricted share agreement, as determined by the Committee.

        Awards granted under the Plan will fully vest if a Change in Control (as defined in the Plan) occurs with respect to the Company during the non-employee director's service, or upon the non-employee director's death or disability. The Committee also has the authority to vest an award, in whole or in part, upon other terminations of service, such as retirement, that would otherwise result in a forfeiture of the award.

Amendment and Termination

        No awards may be granted under the Plan after May 22, 2022. The Board may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Plan will affect a non-employee director's rights under outstanding awards without his or her consent.

Certain Federal Income Tax Aspects of Awards Under the Plan

        Non-employee directors who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time. However, a non-employee director who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting date. The Company will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the non-employee director.

New Plan Benefits

        The table below reflects the value of Annual Grants, in the aggregate, that would have been awarded to non-employee directors in 2011 if the Plan had been in effect.

NEW PLAN BENEFITS
2012 Restricted Stock Plan for Directors of Amphenol Corporation

Name and Position	Dollar Value	Number of Shares

R. Adam Norwitt, President and CEO	$0	0
Diana G. Reardon, Executive Vice President and CFO	$0	0
Gary A. Anderson, Senior Vice President	$0	0
Luc Walter, Senior Vice President	$0	0
Zachary W. Raley, Senior Vice President	$0	0
All current executive officers as a group (8 persons)	$0	0
All current directors who are not executive officers, as a group (seven persons)	$875,000	16,366
All employees, including current officers who are not executive officers, as a group	$0	0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 6.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company has adopted a written policy for the review and approval of transactions and arrangements between the Company and the Company's current directors, director nominees, current executive officers, greater than five percent stockholders, and their immediate family members. All transactions, regardless of amount, are required to be reported to and reviewed by the General Counsel of the Company who is required to report the results of his review to the Board or non-management members of the Board, as appropriate. Following this review, the Board would determine whether any such transaction is in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether any such transaction is on terms no less favorable to the Company than those available with unrelated third parties and the related person's interest in the transaction. As required under the rules of the SEC, transactions that are determined to be directly or indirectly material to the Company or a related person must be disclosed in the Company's Proxy Statement.

        A brother of Luc Walter, Senior Vice President and Group General Manager, International Military and Aerospace Operations, is employed at a foreign subsidiary of the Company. In 2011, Mr. Walter's brother received total compensation of less than $150,000, including salary, bonus/incentive plan compensation and stock options. This amount is consistent with the compensation and benefits provided to other employees with equivalent qualifications, experience and responsibilities at the Company and its subsidiaries. This employment relationship was reviewed and ratified in accordance with the Company's policy.

        No other transactions were identified during or subsequent to 2011 where the amount involved exceeded $120,000. As such, there are no other transactions to be reported in this Proxy Statement.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to include a proposal in the Company's 2013 Proxy Statement must submit such proposal to the Company. Such proposals must be received by the Company no later than the close of business on December 31, 2012 and must satisfy the requirements under the applicable rules of the SEC. If mailed, proposals should be sent by Certified Mail-Return Receipt Requested to the attention of the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530.

        Stockholders of the Company are also entitled by the Company's By-Laws to bring business before the Annual Meeting, including matters not specified in the notice of meeting (other than proposals submitted for inclusion in the Company's proxy material pursuant to Rule 14a-8 of the Exchange Act), by giving timely notice to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. Timely notice can be effected by delivering notice that satisfies either of the following time frames. Notice must be delivered not less than 60 days nor more than 90 days prior to the annual meeting, i.e., notice should have been received by the Company no earlier than February 23, 2012 and no later than March 23, 2012. Alternatively, if less than 70 days notice of the meeting has been given to stockholders, as is the case with the 2012 Annual Meeting, notice of the stockholder's proposal must be received by the Company no later than the tenth day following the mailing of the Proxy Statement. Accordingly, such a notice must be received by the Company by May 10, 2012, and must conform to the requirements of the Company's By-Laws, which stipulate that the proposal must include (i) a description of the business to be brought before the meeting, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and record address of the stockholder together with the number of shares beneficially owned and (iv) a description of any material interest of the stockholder in such business.

        Under the current rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the Company's Common Stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        A stockholder has given the Company notice of his intention to introduce the following proposal for consideration and action by the stockholders at the Annual Meeting. The stockholder proposal may contain assertions about the Company and its directors that the Company believes are incorrect. The Board has not attempted to refute these assertions and the Company has not corrected any errors in the stockholder proposal.

        The Company will provide the name, address and share ownership of the stockholder proponent upon request.

PROPOSAL 7.    ☒    STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTE

ADOPT SIMPLE MAJORITY VOTE

        Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws that calls for a greater than simple majority vote be changed to require a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws.

        Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance. Source: "What Matters in Corporate Governance?" by Lucien Bebchuk, Alma Cohen and Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (September 2004, revised March 2005).

        This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and James McRitchie.

        Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

        The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company's 2011 reported corporate governance in order to make our company more competitive:

        The Corporate Library, an independent investment research firm, said of our eight member board, one director was CEO Adam Norwitt, another director was Chairman (and former CEO) Martin Loeffler, while a third director was a former Executive Vice President. This meant that nearly half of our board was composed of current or former executives.

        Furthermore, Lead Director Andrew Lietz was long-tenured and age 72, signaling possible succession planning concerns. These traits call into question our board's ability to act as an effective counterbalance to management.

        Ronald Badie, on our audit committee, was involved with the board of Integrated Electrical Services leading up to its bankruptcy. None of our directors were held accountable to shareholders on an annual basis.

        The only equity pay given to named executive officers was options—310,000 options valued at $4.5 million for our CEO. Equity pay should have performance-vesting conditions in order to assure full alignment with shareholder interests.

        Market-priced stock options can provide lucrative financial rewards due to a rising market alone, regardless of an executive's performance. Our executive pay committee had the discretion to adjust final annual incentive pay based on its subjective assessment.

        Please encourage our board to respond positively to this proposal to initiate improved governance and increase our competitiveness: Adopt Simple Majority Vote—Yes on 7.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 7.

Board's Recommendation Against Stockholder Proposal

        The Board encourages and considers stockholder input in the Company's corporate governance practices. Certain stockholders of the Company have encouraged the Board to put to a stockholder vote declassification of the Board. The Board has discussed the matter and concluded that it would begin taking the measures necessary to declassify the Board, and that such a course is in the best interest of the Company. In connection with its desire to declassify the Board, the Board has carefully considered what it believes to be the optimal approach to the simultaneous declassification of the Board and the elimination of the supermajority voting requirements contained in the Certificate of Incorporation and Bylaws. Because the existing supermajority provisions of the Certificate of Incorporation and Bylaws serve primarily to protect the classified Board provisions previously adopted by stockholders, the Board believes that Proposals No. 4 and 5 should be considered together by the stockholders to reflect the stockholders' will. Accordingly, under the Company's proposals, Proposal No. 5 to eliminate the supermajority provisions will be adopted only if Proposal No. 4 implementing declassification is adopted.

        The Certificate of Incorporation and Bylaws require a supermajority vote to amend the provisions of the Certificate of Incorporation and Bylaws that implement a classified Board. If the stockholders of the Company reject the Company's Proposal No. 4 to declassify the Board and thus wish to retain a classified Board, the Board believes that it is proper that the provisions of the Certificate of Incorporation and Bylaws that implement a classified Board continue to require a supermajority vote for amendment in Proposal No. 5.

        Passage of this stockholder proposal would not automatically eliminate the supermajority voting requirements contained in the Certificate of Incorporation and Bylaws. To eliminate these provisions, the Board would be required to authorize amendments to the Certificate of Incorporation and Bylaws and submit such amendments to stockholders for their approval at a future meeting. The Board has already begun this process in connection with the Company's current proposals to declassify the Board and eliminate supermajority voting at this meeting. Adoption of this stockholder proposal to call on the Board to begin such authorization and recommendation again in an unconsidered manner would be unnecessarily duplicative and potentially confusing.

        In light of the Board's desire to simultaneously take steps to implement a declassified Board and eliminate supermajority voting, the Company engaged with the proponent of this stockholder proposal upon its receipt, but was unable to come to a mutually agreeable implementation of proponent's proposal. Because this stockholder proposal calls on the Board to take the steps to eliminate supermajority voting in a manner that the Board believes would undermine the will of the stockholders with respect to the concurrent declassification of the Board in a process that has already begun, the Board recommends a vote AGAINST this proposal.

GENERAL AND OTHER MATTERS

        At the date of this Proxy Statement, the Company knows of no business that will be brought before the 2012 Annual Meeting of Stockholders other than the matters set forth above. However, if any further business properly comes before the Annual Meeting or any adjournments thereof, the persons named as proxies in the accompanying proxy will vote them in accordance with their discretion and judgment on such matters.

        All costs of the solicitation of proxies will be borne by the Company including the expense of preparing, printing, assembling and mailing this proxy soliciting material. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out of pocket expenses for forwarding proxy and solicitation materials to stockholders. The Company has engaged the firm of Georgeson Inc. to assist in the distribution of this Notice of 2012 Annual Meeting and Proxy Statement and will pay Georgeson its out-of-pocket expenses for such services. Georgeson Inc. has also been retained to assist in soliciting proxies for a fee not expected to exceed $13,000, plus distribution costs and other costs and expenses. Proxies may be solicited personally, by mail, e-mail, telephone or other means of communication by the Company's directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation.

        The Company has herewith and/or heretofore provided each stockholder whose proxy is being solicited hereby, a copy of the Company's 2011 Annual Report, including financial statements. Written requests for additional copies should be directed to: Controller, Amphenol Corporation, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Company's 2011 Annual Report, including financial statements, is also available from the Company's website at www.amphenol.com by clicking on "Investors" and then "Financial Reports".

        In addition, printed copies of the Company's most current Governance Principles, its Code of Business Conduct and Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors will be provided to any stockholder of the Company free of charge upon written request to the Secretary of the Company, 358 Hall Avenue, P.O. Box 5030, Wallingford, Connecticut 06492-7530. The Principles, Code and Charters are also available from the Company's website at www.amphenol.com by clicking on "Investors", then "Governance", then the desired Principles, Code or Charter.

        If you need directions to attend the Annual Meeting and vote in person, please call 203-265-8638.

PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
REPLY ENVELOPE ON WHICH NO POSTAGE NEED BE AFFIXED IF MAILED
IN THE UNITED STATES.

By Order of the Board of Directors,
Edward C. Wetmore
Secretary

April 30, 2012

Annex A

(PROPOSED)
THIRD CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE
OF INCORPORATION OF AMPHENOL CORPORATION

        Amphenol Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

        FIRST: This Certificate of Amendment (this "Certificate of Amendment") amends the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation").

        SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        THIRD: Article SIXTH of the Certificate of Incorporation is hereby amended by deleting this paragraph in its entirety and replacing it with the following:

        SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2)   The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3)   The number of directors of the Corporation shall be three or more as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. At all times after December 1, 1987, not less than two directors of the Corporation shall be persons who are not officers or employees of the Corporation or any affiliate of the Corporation and are not members of the immediate family of, controlled by, or under common control with any such officer or employee. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4)   From the effective time of this Certificate of Amendment until the election of directors at the 2013 annual meeting of the stockholders of the Corporation (the "2013 Annual Meeting"), the Board shall be divided into two classes of directors: Class I and Class II. The directors elected at the 2012 annual meeting of the stockholders of the Corporation (the "2012 Annual Meeting") will be elected for a term that expires at the 2013 Annual Meeting and shall be in Class I. Directors otherwise having a term expiring at the 2013 Annual Meeting shall be Class I directors, and directors having a term otherwise expiring at the 2014 annual meeting of the stockholders of the Corporation (the "2014 Annual Meeting") shall be Class II directors.

          (5)   Commencing with the election of directors at the 2013 Annual Meeting, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2014 Annual Meeting. The successors of the directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I for a term that expires at the 2014 Annual Meeting, and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I with a term expiring at the 2014 Annual Meeting.

          (6)   From and after the election of directors at the 2014 Annual Meeting, the board shall cease to be classified and the directors elected at the 2014 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

A-1

          (7)   Subject to the rights of the holders of any class or series of capital stock having preference over the Common Stock as to dividends or to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the majority of the stockholders entitled to vote for the election of directors but only for cause.

          (8)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

          (9)   The affirmative vote of the holders of at least 80 percent of the combined voting power of all the then-outstanding shares of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to alter, amend or repeal paragraphs (3), (4), (5), (6), (7) or (9) of this Article SIXTH, or any provision thereof.

        Signed on this [*] day of [*], 2012.

[*] [*]

A-2

Annex B

(PROPOSED)
THIRD CERTIFICATE OF AMENDMENT TO RESTATED CERTIFICATE
OF INCORPORATION OF AMPHENOL CORPORATION

        Amphenol Corporation, a Delaware corporation (the "Corporation"), does hereby certify that:

        FIRST: This Certificate of Amendment (this "Certificate of Amendment") amends the provisions of the Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporation").

        SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        THIRD: Article SIXTH of the Certificate of Incorporation is hereby amended by deleting this paragraph in its entirety and replacing it with the following:

        SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          (1)   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2)   The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3)   The number of directors of the Corporation shall be three or more as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. At all times after December 1, 1987, not less than two directors of the Corporation shall be persons who are not officers or employees of the Corporation or any affiliate of the Corporation and are not members of the immediate family of, controlled by, or under common control with any such officer or employee. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4)   From the effective time of this Certificate of Amendment until the election of directors at the 2013 annual meeting of the stockholders of the Corporation (the "2013 Annual Meeting"), the Board shall be divided into two classes of directors: Class I and Class II. The directors elected at the 2012 annual meeting of the stockholders of the Corporation (the "2012 Annual Meeting") will be elected for a term that expires at the 2013 Annual Meeting and shall be in Class I. Directors otherwise having a term expiring at the 2013 Annual Meeting shall be Class I directors, and directors having a term otherwise expiring at the 2014 annual meeting of the stockholders of the Corporation (the "2014 Annual Meeting") shall be Class II directors.

          (5)   Commencing with the election of directors at the 2013 Annual Meeting, there shall be a single class of directors, Class I, with all directors of such class having a term that expires at the 2014 Annual Meeting. The successors of the directors who, immediately prior to the 2013 Annual Meeting, were members of Class I (and whose terms expire at the 2013 Annual Meeting) shall be elected to Class I for a term that expires at the 2014 Annual Meeting, and the directors who, immediately prior to the 2013 Annual Meeting, were members of Class II and whose terms were scheduled to expire at the 2014 Annual Meeting shall become members of Class I with a term expiring at the 2014 Annual Meeting.

          (6)   From and after the election of directors at the 2014 Annual Meeting, the board shall cease to be classified and the directors elected at the 2014 Annual Meeting (and each meeting thereafter) shall be elected for a term expiring at the next Annual Meeting.

B-1

          (7)   Subject to the rights of the holders of any class or series of capital stock having preference over the Common Stock as to dividends or to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the majority of the stockholders entitled to vote for the election of directors but only for cause.

          (8)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        Signed on this [*] day of [*], 2012.

[*] [*]

B-2

Annex C

THE 2012 RESTRICTED STOCK PLAN FOR DIRECTORS OF AMPHENOL CORPORATION

I.    PURPOSE OF PLAN; DEFINITIONS.

        1.1   Purpose.

        The purpose of the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the "Plan") is to strengthen Amphenol Corporation, a Delaware corporation (the "Company"), by providing an additional means of attracting, retaining and compensating highly qualified individuals for service as members of the Board of Directors of the Company. The Plan enables Non-Employee Directors to increase their ownership of the Company's Common Stock, allowing them to have a greater personal financial stake in the Company and underscoring their common interest with stockholders in increasing the value of the Company's Common Stock in the long term.

        1.2   Definitions.

        For purposes of this Plan, the following terms shall be defined as indicated, unless otherwise clearly required by the context in which the term appears:

        "Award" shall mean any award of Restricted Shares under the Plan.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Change of Control" shall mean the occurrence of any of the following events with respect to the Company:

  (i)
  Upon consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless, following such Business Combination:

  (A)
  the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; and

  (B)
  no Person (as defined in subparagraph (iii) below) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of Outstanding Common Stock or Outstanding Voting Securities existed prior to the Business Combination; and

  (C)
  at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

  (ii)
  If individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of (A) an actual or threatened election contest with respect to the election or removal of directors; (B) an actual or threatened solicitation of proxies or consents; or (C) any other actual or threatened action by, or on behalf of, any Person other than the Board of Directors; or

  (iii)
  Upon the acquisition after the Effective Date by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subparagraph (i) above; or

  (iv)
  The consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Nominating/Corporate Governance Committee of the Board of Directors.

        "Common Stock" shall mean the authorized and issuable common stock of the Company ($.01 par value).

        "Effective Date" shall mean May 23, 2012, subject to Section 4.6.

        "Fair Market Value" shall mean the market price of one share of Common Stock as of a specified date, determined by the Committee as follows:

  (i)
  If the Common Stock is traded on the New York Stock Exchange or another United States stock exchange, then the Fair Market Value shall be equal to the closing price for a share of Common Stock reported for such date by the applicable composite-transactions report;

  (ii)
  If the Common Stock is traded on The NASDAQ Stock Market, then the Fair Market Value shall be equal to the last reported sale price reported for such date by The NASDAQ Stock Market;

  (iii)
  If the Common Stock is traded over-the-counter, then the Fair Market Value shall be equal to the last reported sale price reported for such date by the OTC Bulletin Board or, if not so reported, shall be equal to the closing sale price quoted for such date by Pink OTC Markets Inc. or similar organization or, if no last reported or closing sale price is reported, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, by Pink OTC Markets Inc. or similar organization; or

  (iv)
  If none of subparagraphs (i) through (iii) above is applicable, then Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

        In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

        "Non-Employee Director" shall mean each member of the Board of Directors who is not a current employee or a current officer of the Company or any of its affiliates or subsidiaries.

        "Permanent Disability" shall mean the inability of a Non-Employee Director by reason of illness or injury to perform substantially all of his or her duties as a Non-Employee Director for the remainder of the Non-Employee Director's current term.

        "Restricted Share" shall mean a share of Common Stock awarded under the Plan and subject to the terms, conditions and restrictions set forth in the Plan and a Restricted Share Agreement.

        "Restricted Share Agreement" shall mean the agreement between the Company and the Non-Employee Director that contains the terms, conditions and restrictions pertaining to such Award of Restricted Shares.

II.    ADMINISTRATION; PARTICIPATION.

        2.1   Administration.

        This Plan shall be administered by the Committee. Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

        2.2   Participation.

        All Non-Employee Directors shall be eligible to participate in this Plan.

        2.3   Stock Subject to the Plan.

        Subject to Section 4.1 hereof, the stock to be offered under this Plan shall be shares of authorized but unissued Common Stock or Common Stock held in treasury. The aggregate amount of Common Stock authorized for issuance under the Plan shall not exceed the sum of 125,000 shares of Common Stock. Such amount of Common Stock is hereby reserved for issuance under this Plan. If any Restricted Share is forfeited to the Company on account of a failure to vest, such Restricted Share shall again be available for the purposes of this Plan.

        2.3   Restricted Share Agreements.

        Each Award granted pursuant to this Plan shall be evidenced by a written Restricted Share Agreement.

III.    AWARDS.

        3.1    Grants of Restricted Shares.

          (a)    Annual Grants.    On the first business day following the day of each annual meeting of the stockholders of the Company beginning in 2012, each person who is then a Non-Employee Director shall automatically and without further action by the Committee be granted an Award of a number of Restricted Shares having a Fair Market Value, in the aggregate, equal to $125,000, based on the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment and substitution as set forth in Article IV.

          (b)    Interim Grants.    Each Non-Employee Director who is not initially elected at a regular annual meeting of the Company's stockholders shall receive within ten (10) business days of his or her election an Award of a number of Restricted Shares having a Fair Market Value, in the aggregate, on the date of grant equal to a pro rata portion of $125,000, based on the number of full months remaining from the date of election until the first anniversary of the date of the last regular annual meeting divided by twelve.

          (c)    Fractional Shares.    Notwithstanding the foregoing, if the number of Restricted Shares subject to an Award, as calculated in accordance with Section 3.1(a) or (b), would cause the Non-Employee Director to receive a fraction of a Restricted Share, the number of Restricted Shares subject to the Award shall be rounded up to the next whole number.

          (d)    Discretionary Grants.    Notwithstanding the foregoing provisions of this Section 3.1, the Committee may from time to time increase the value of an annual or interim grant under Section 3.1(a) or (b) or provide an additional Award to any Non-Employee Director, to the extent the Committee determines necessary to induce such individual to become or remain a Non-Employee Director or to reflect an increase in the duties or responsibilities of the Non-Employee Director, subject to all of the terms and conditions of the Plan otherwise applicable to Awards. Each such Award may become vested on the same schedule as set forth in Section 3.3 or on a different schedule, as the Committee in each case shall determine.

          (e)    Shares Remaining for Awards.    If the number of shares of Common Stock then remaining available for the annual grant of Awards under Section 3.1(a) is not sufficient for each Non-Employee Director to be granted such an Award equal to the value specified above (or the number of adjusted or substituted shares pursuant to Article IV), then each Non-Employee Director shall be granted an Award for a number of Restricted Shares equal to the number of shares of Common Stock then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of shares.

        3.2   No Payment for Awards.

        Restricted Shares shall be awarded in accordance with the terms of the Plan and Restricted Share Agreement and no payment shall be due by the recipient upon the grant of any such Award under the Plan.

        3.3   Vesting.

        Each Award of Restricted Shares shall become vested in full on the earlier of the first anniversary of the date of grant or the day immediately prior to the date of the next regular annual meeting of the Company's stockholders following such date of grant, provided in each case that the Non-Employee Director continues to serve as a Non-Employee Director through such vesting date.

        Notwithstanding the foregoing, each Award of Restricted Shares shall become fully vested upon the recipient's Permanent Disability or death. If a recipient of an Award ceases to be a Non-Employee Director for any reason other than Permanent Disability or death prior to the vesting date specified in the first paragraph of this Section 3.3, the Award shall be forfeited in its entirety; provided, however, that the Committee, in its discretion, may determine that such Award shall become fully vested in whole or in part.

        Notwithstanding the foregoing, each Award of Restricted Shares shall become fully vested upon a Change of Control.

        3.4   Voting and Dividend Rights.

        The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Share Agreement, however, may require that the holder of Restricted Shares invest any cash dividends in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

        3.5   Restrictions on Transfers.

        Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Stock.

        Unless the Restricted Share Agreement expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Restricted Shares issued under such Award), other than by will or the laws of descent and distribution. Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 3.5 shall be void and unenforceable against the Company.

        Notwithstanding the foregoing, each Non-Employee Director may designate a beneficiary or beneficiaries to receive an Award in the event of the vesting of an Award due to the Non-Employee Director's death as described in Section 3.3 by filing the prescribed form with the Company. The spouse of a Non-Employee Director who is married shall be automatically designated as the beneficiary in the absence of any such written beneficiary designation. Any beneficiary designation may be changed or canceled at any time. If no beneficiary has been designated or if no designated beneficiary survives the Non-Employee Director, then any Award that becomes vested upon the Non-Employee Director's death shall be paid to the Non-Employee Director's estate.

IV.    OTHER PROVISIONS.

        4.1   Adjustments Upon Changes in Capitalization and Ownership.

        If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, combination, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number of shares of Common Stock authorized for issuance under Section 2.3 of the Plan. A corresponding adjustment to the number of unvested Restricted Shares subject to outstanding Awards shall also be made.

        Adjustments under this Section 4.1 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under this Plan on account of any such adjustment. If for any reason any person becomes entitled to any interest in a fractional share, a cash payment shall be made of an equivalent value of such interest.

        4.2   Government Regulations.

        This Plan and the grant of Awards hereunder shall be subject to all applicable rules and regulations of governmental authorities.

        4.3   Withholding.

        The Company may require, as a condition to releasing Restricted Shares, that the holder of an Award of Restricted Shares make satisfactory arrangements (as determined by the Committee) to pay any sums that federal, state, or local tax law requires to be withheld as a result of the grant or the vesting of Restricted Shares. The Company shall not be obligated to advise any holder of an Award hereunder of the existence of the tax or the amount which the Company will be so required to withhold.

        4.4   Amendment, Termination, and Reissuance.

  (a)
  The Board of Directors may at any time suspend, amend or terminate this Plan (or any part thereof), and the Committee may make such modifications of the terms and conditions of such recipient's Award as it shall deem advisable. No Award of Restricted Shares may be granted during any suspension of this Plan or after such termination. No amendment, suspension or termination of this Plan or modification of an Award shall, without the consent of the recipient of an Award, adversely alter or impair any rights or obligations under any Award theretofore granted under this Plan.

  (b)
  In addition to the Board of Directors' approval of any amendment, if the amendment would (i) materially increase the aggregate number of shares of Common Stock which may be issued under this Plan, other than an adjustment in such number of shares permitted under Section 4.1, (ii) expand the types of awards available under this Plan, (iii) materially expand the class of directors or other individuals eligible to participate in this Plan, or (iv) materially extend the term of this Plan set forth in Section 4.7, then such amendment must be approved by the holders of a majority of the Company's outstanding capital stock present, or represented, and entitled to vote at a meeting duly held for the purpose of approving such amendment.

        4.5   Issuance of Stock Certificates.

        The certificates for the Restricted Shares shall bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.

        4.6   Effective Date of this Plan.

        This Plan shall, subject to its adoption by the Board of Directors and the approval by the Company's stockholders in accordance with applicable law and the Company's Certificate of Incorporation, be effective as of May 23, 2012.

        4.7   Expiration.

        Unless previously terminated by the Board of Directors, this Plan shall expire at the close of business on the date that is ten (10) years from the Effective Date specified in Section 4.6, and no Award of Restricted Shares shall be granted under it thereafter, but such expiration shall not affect any Award theretofore granted.

        4.8   Governing Law.

        This Plan and the Awards granted hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant Delaware law.

CORPORATION

                      Notice of Annual Meeting
                      and
                      Proxy Statement

                      Annual Meeting of Stockholders, May 23, 2012

                      IMPORTANT: Your proxy is enclosed. Please fill in, date, sign and return your proxy promptly in the enclosed stamped envelope whether or not you plan to be present at the meeting. You may still vote in person if you attend the meeting.

                      Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 23, 2012: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2011 are available at www.edocumentview.com/APH.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GHYD + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, and 6. IMPORTANT ANNUAL MEETING INFORMATION 1 U PX For Against Abstain 2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company. 3. Advisory vote to approve compensation of named executive officers. 5. To approve amendments to the Restated Certificate of Incorporation and Bylaws to eliminate supermajority voting. This proposal will only be adopted if Proposal 4 is also approved. 6. To approve the 2012 Restricted Stock Plan For Directors of Amphenol Corporation. 4. To approve amendments to the Restated Certificate of Incorporation and Bylaws to declassify the board. The Board of Directors recommends a vote AGAINST Proposal 7. For Against Abstain 7. A stockholder proposal requesting the Board of Directors to take action to eliminate supermajority voting. B Non-Voting Items Change of Address — Please print new address below. 01 - Edward G. Jepsen 02 - John R. Lord 1. Election of two Directors for terms indicated in the Proxy Statement. For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1 3 7 4 6 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2012 Annual Meeting and Proxy Statement dated April 30, 2012 in connection with the Annual Meeting to be held at 11:00 a.m. on May 23, 2012 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt and Diana G. Reardon, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Proxy — Amphenol Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GHZD + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5, and 6. IMPORTANT ANNUAL MEETING INFORMATION 1 U PX For Against Abstain 2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company. 3. Advisory vote to approve compensation of named executive officers. 5. To approve amendments to the Restated Certificate of Incorporation and Bylaws to eliminate supermajority voting. This proposal will only be adopted if Proposal 4 is also approved. 6. To approve the 2012 Restricted Stock Plan For Directors of Amphenol Corporation. 4. To approve amendments to the Restated Certificate of Incorporation and Bylaws to declassify the board. The Board of Directors recommends a vote AGAINST Proposal 7. For Against Abstain 7. A stockholder proposal requesting the Board of Directors to take action to eliminate supermajority voting. 01 - Edward G. Jepsen 02 - John R. Lord 1. Election of two Directors for terms indicated in the Proxy Statement. For Against Abstain 1 3 7 4 6 5 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. The undersigned, revoking previous proxies as relating to these shares, hereby acknowledges receipt of the Notice of 2012 Annual Meeting and Proxy Statement dated April 30, 2012 in connection with the Annual Meeting to be held at 11:00 a.m. on May 23, 2012 at the Corporate Headquarters of the Company, 358 Hall Avenue, Wallingford, Connecticut 06492 and hereby appoints R. Adam Norwitt and Diana G. Reardon, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Class A Common Stock of AMPHENOL CORPORATION registered in the name provided herein which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, and at any adjournment and adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Proxy — Amphenol Corporation